SCHEDULE 14(a) INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted By Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                      COUNTRY WIDE TRANSPORT SERVICES, INC.
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

Common Stock

(2) Aggregate number of securities to which transaction applies:

5,098,100 outstanding

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): In accordance with Rule 0-11(c), the fee was calculated to be one-fiftieth of one percent of the aggregate of the cash and other property (there being no securities) to be received by the Registrant.

(4) Proposed maximum aggregate value of transaction: $7,200,000.00

(5) Total fee paid: $1,440.00

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: N/A

     (2) Form, Schedule or Registration Statement No.: N/A

     (3) Filing Party: N/A

     (4) Date Filed: N/A

COUNTRY WIDE TRANSPORT SERVICES, INC.

Revocable Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Stockholders, to be held July 28, 1999

     The undersigned, a stockholder of Country Wide Transport Services, Inc. (the "Company") hereby appoints Timothy Lepper, Wayne Parry and Mark T. Boyer, or any of them, as proxy or proxies of the undersigned, with full power of substitution, to vote, in the name, place, and stead of the undersigned, with all of the powers which the undersigned would possess if personally present, on behalf of the undersigned, all the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Country Wide Transport Services, Inc. to be held at 10:00 a.m. (local time) on Wednesday, July 28, 1999 at the offices of the Adair Law Firm, Suite 280, 30 Corporate Woods, Rochester, New York 14623 and at any and all adjournments thereof. The undersigned directs that this Proxy be voted as follows:

1. To authorize and approve the sale of substantially all of the Company's operating assets and to adopt a Plan of Liquidation and Dissolution of the Company (Proposal I). [ ] FOR [ ] AGAINST [ ]ABSTAIN

2. To elect one director a three year term (Proposal II). [ ]FOR the nominee listed below(except as marked to the contrary below) [ ]WITHHOLD AUTHORITY to vote for the person named below

     Nominee: Timothy Lepper (3 year term)

3. To reappoint Hein + Associates LLP as the Company's independent auditors for 1999 (Proposal III). [ ] FOR [ ] AGAINST [ ]ABSTAIN

4. In their discretion, on all other business that may properly come before the meeting. [ ]AUTHORITY GRANTED [ ]AUTHORITY WITHHELD

The Board of Directors recommends a vote FOR all of the foregoing. UNLESS OTHERWISE SPECIFIED AS ABOVE PROVIDED, THIS PROXY WILL BE VOTED "FOR" ITEMS I AND III AND "FOR" THE ELECTION OF THE DIRECTOR AS SET FORTH IN THE PROXY STATEMENT. IN ADDITION, DISCRETIONARY AUTHORITY IS CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING UNLESS SUCH AUTHORITY IS SPECIFICALLY WITHHELD. Stockholders who are present at the meeting may withdraw their Proxy and vote in person if they so desire.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY. No postage is required if returned in the enclosed envelope and mailed in the United States. Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement of the Board of Directors and Annual Report is acknowledged.

Dated: July __, 1999


---------------------------------
(Signature of Stockholder)

Please sign exactly as name appears on this Proxy. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign with its full corporate name and then the signature of a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in partnership name by authorized person.



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


                      COUNTRY WIDE TRANSPORT SERVICES, INC.
                               119 Despatch Drive
                         East Rochester, New York 14445

                                                                   July __, 1999

To the Stockholders of
     Country Wide Transport Services, Inc.

     Country Wide Transport Services, Inc. ("Country Wide" or the "Company") and the Company's wholly owned subsidiary, Vertex Transportation, Inc. ("Vertex") have entered into an Asset Purchase Agreement ("Agreement") with C.H. Robinson Company, subject to stockholder approval, to sell substantially all of the assets of Vertex to C.H. Robinson Company for cash. Vertex is a full service domestic freight forwarder providing its customers with a complete range of transportation services including truckload, less-than-truckload, consolidation and distribution, logistics management, intermodal, and international transportation. C.H. Robinson Company is the primary operating subsidiary of C.H. Robinson Worldwide, Inc., which is a non-asset based third party transportation company headquartered in Eden Prairie, Minnesota.

     Since the proposed transaction involves the sale of substantially all of the assets of Vertex, which represent substantially all of the Company's operating assets, the proposal to approve the assets sale includes a plan that both the Company and Vertex will be liquidated and dissolved after the proposed sale. Stockholder approval is required at the annual meeting for this proposed sale of assets and the liquidation of the Company. Stockholder approval is also sought at the annual meeting for the re-election of Timothy Lepper as director of the Company and the reappointment of Hein + Associates, LLP as the Company's independent auditors.

     Under the terms of the proposed sale set forth in the Asset Purchase Agreement, substantially all of the assets of Vertex will be transferred to C.H. Robinson Company for a purchase price equal to the sum of: (i) the tangible net book value of the assets of Vertex as of the closing ("Closing"), after deducting the tangible book value of specified liabilities of Vertex being assumed by C.H. Robinson Company, (ii) $6,500,000.00, plus (iii) an agreed "Earn Out." Under the Earn Out, in the event that the "Adjusted Pre-Tax Income" of the ongoing business (previously operated by Vertex) for the first twelve months after the Closing exceeds $1,000,000.00, the Company will be entitled to receive a payment equal to 50% of the amount by which the Adjusted Pre-tax Income exceeds $1,000,000.00,up to a maximum payment to the Company of $500,000.00.

     Since substantially all of the assets of the Company are held in Vertex, the Company intends to liquidate Vertex and itself as soon as practicable pursuant to a Plan of Liquidation and Dissolution, and, after providing for liabilities, to distribute all of its remaining assets (namely cash) to the stockholders.

     The proposed acquisition of Vertex assets by C.H. Robinson Company has been approved by all members of your Board of Directors, who believe it to be fair and equitable to Country Wide's stockholders. The Board has also voted in favor of the Company's proposed Plan of Liquidation and Dissolution Also, the holders of a majority of outstanding shares, which is sufficient for approval of the proposal, have advised the Company that they approve of the proposed sale of Vertex's assets to C.H. Robinson and the Company's proposed Plan of Liquidation and Dissolution and that they intend to vote in favor of the proposal at the Annual Meeting. You are urged to study the Proxy Statement carefully so as to make your own determination of the advisability of the proposed asset sale and liquidation.

     Enclosed with this letter is a Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card. I urge you to read this material carefully. The Board of Directors of Country Wide recommends that you vote in favor of the proposed transaction. Affirmative votes representing at least a majority of the outstanding shares of stock are required for approval of the sale of substantially all of the Company's assets and the Plan of Liquidation and Dissolution for the Company (Proposal I). A plurality of votes is required to re-elect Timothy Lepper as a director (Proposal II). Election of the auditors requires a favorable vote by the holders of a majority of the stock represented at the Meeting, assuming a quorum is present (Proposal
III).

     All stockholders of County Wide are cordially invited to attend the Annual Meeting. However, if you are unable to attend the meeting in person, please complete and return the enclosed proxy card immediately so that your shares are represented and voted at the meeting. We would appreciate your prompt attention to this matter.

                                             Very truly yours,


                                             Timothy Lepper
                                             President

                      COUNTRY WIDE TRANSPORT SERVICES, INC.
                               119 Despatch Drive
                         East Rochester, New York 14445
                                 (716) 381-5470

To the Stockholders of
     COUNTRY WIDE TRANSPORT SERVICES, INC.:

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Country Wide Transport Services, Inc. ("Country Wide" or the "Company") will be held at the offices of the Adair Law Firm, Suite 280, 30 Corporate Woods, Rochester, New York 14623 on July 28, 1999, at 10:00 o'clock in the morning, local time, for the following purposes, all as more fully set forth in the accompanying Proxy
Statement:

     1. To consider and vote upon a proposal to: (i) authorize and approve the sale by the Company of substantially all of its operating assets, which are held in the Company's sole subsidiary, Vertex Transportation, Inc. ("Vertex") to C.H. Robinson Company in accordance with the terms of an Asset Purchase Agreement dated as of June 21, 1999 and (ii) to approve and adopt a Plan of Liquidation and Dissolution of the Company (the "Plan") ("Proposal I"). Even if the requisite stockholder approval of Proposal I is obtained, in the event the sale is not consummated, the Plan will not be effected.

     2. To elect one director of the Company for a three year term (Proposal
II).

     3. To act upon a proposal to ratify the appointment of Hein + Associates, LLP as auditors of the Company's financial statements for the fiscal year ending June 30, 1999 (Proposal III).

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on July 15, 1999 as the record date for determination of stockholders who are entitled to notice of and to vote at the Annual Meeting.

YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN THOUGH YOU SENT IN YOUR PROXY. THE BOARD INTENDS TO VOTE EXECUTED BUT UNMARKED PROXIES IN FAVOR OF PROPOSALS I, II, AND III.

                                        By Order of the Board of Directors

                                        ----------------------------
                                        Wayne N. Parry, Secretary



This Proxy Statement is dated July _, 1999, and is first being mailed to stockholders on or about July_, 1999.

                      COUNTRY WIDE TRANSPORT SERVICES, INC.
                               119 Despatch Drive
                         East Rochester, New York 14445
                  ---------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JULY __, 1999
                  ---------------------------------------------

                                 PROXY STATEMENT

     This proxy statement and the accompany proxy/voting instruction card (proxy card) of Country Wide Transport Services, Inc. ("Country Wide" or the "Company") are being mailed on or about July __, 1999, to holders of the Company's common stock ("Common Stock") in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Stockholders to be held July 28, 1999 at the Adair Law Firm, Suite 280, 30 Corporate Woods, Rochester, New York. Attached to this Proxy Statement as Exhibit A is a copy of the Company's Annual Report on Form 10-K for the year ended June 30, 1998 and, as Exhibit B, its Quarterly Report on Form 10-Q for the nine months ended March 31, 1999, both as filed with the U.S. Securities and Exchange Commission. Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders, and a form of Proxy for that meeting. Those two Exhibits and the Notice and form of Proxy constitute a part of the proxy solicitation and are incorporated by reference herein.

     All proxies which are properly filled in, signed, and returned to the Company prior to or at the Meeting will be voted in accordance with the instructions thereon. A proxy may be revoked by any stockholder who revokes it prior to its exercise by: (a) written notice delivered to the Secretary of the Company at the Company's principal offices prior to the commencement of the Annual Meeting, (b) providing a signed proxy bearing a later date, or (c) appearing and voting in person at the Annual Meeting. The Company intends to vote executed but unmarked proxies in favor of Proposals I and III and in favor of the nominee for director named on the form of Proxy.

     When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. Abstentions are voted neither "for" nor "against", but are counted in the determination of a quorum.

     If you wish to give your proxy to someone other than the Proxy Committee, all three names appearing on the enclosed proxy card must be crossed out and the name of another person or persons (not more than three) inserted. The signed card must be presented at the Annual Meeting by the person or persons representing you. You may revoke your proxy at any time before it is voted at the Annual Meeting.

     Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Meeting. If you do attend, you may vote by ballot at the Meeting, thereby revoking any proxy previously given.

     As a matter of policy, proxies, ballots, and voting tabulations that identify individual stockholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulaing the vote. The vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

     The cost of preparing, assembling, printing and mailing the form of proxy and the materials used in solicitation of proxies will be borne by the Company.

     The Board has fixed the close of business on July 15, 1999 as the record date for the determination of stockholders who are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On July 15, 1999, there were 5,098,100 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter brought before the Annual Meeting. On July 15, 1999, there were no shares of the Company's Preferred Stock issued or outstanding.

     The business to be conducted at the Annual Meeting includes, in part, the presentation for stockholder authorization and approval of the sale by the Company of substantially all of its operating assets, which are currently held in its sole subsidiary, Vertex Transportation, Inc. ("Vertex") to C.H. Robinson Company in accordance with the terms of an Asset Purchase Agreement dated as of June 21, 1999 and adoption of a Plan of Liquidation and Dissolution of the Company (at times referred to as the "Plan")(Proposal I). Thereafter, assuming consummation of the sale, and subject to paying or providing for all claims, obligations, and expenses of Vertex and the Company, the Company will be completely liquidated and dissolved (i) by cash distributions to stockholders pro rata, and (ii) if deemed necessary by the Board, by a final liquidating distribution of its then remaining assets to a liquidating trust established for the benefit of the Company's then stockholders. Should the Board determine that a liquidating trust is necessary, appropriate or desirable in order to effectuate the Plan, approval of the Plan will constitute stockholder approval of the appointment by the Board of one or more liquidating trustees and the execution of a liquidating trust agreement with the trustees on such terms and conditions as the Board, in its absolute discretion, shall determine. In addition, approval of the Plan will not only constitute stockholder approval of the sale of substantially all of the Company's operating assets, but will also constitute stockholder approval of any and all sales of the Company's remaining assets as may be approved by the Board or, if applicable, by the trustees of any liquidating trust. Notwithstanding the foregoing, even if the requisite stockholder approval of Proposal I is obtained, in the event a closing (the "Closing") of the sale to C.H. Robinson Company is not consummated, the Plan will not be implemented. See "The Proposed Sale - Asset Purchase Agreement" for a description of the terms of the agreement to sell substantially all of the Company's operating assets which are currently held by its sole subsidiary, Vertex, and "Plan of Liquidation and Dissolution" for a description of the terms of the Plan to liquidate and dissolve the Company. Copies of the Asset Purchase Agreement and the Plan are attached hereto as Exhibits C and D, respectively.

     Stockholders also will be asked to vote at the Annual Meeting to elect one director for a three year term (Proposal II) and for the reappointment of Hein + Associates LLP as the Company's independent auditors (Proposal III). The Board does not know of any matters that may be brought before the Meeting other than Proposals I, II, and III. In the event that any other matter or matters should come before the Annual Meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all signed Proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

VOTE REQUIRED

     Only stockholders of record on July 15, 1999 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date, the Company had 5,098,100 shares of common stock, $.10 par value (the "Common Stock") outstanding. The Company's sole issued and outstanding class of capital stock is the Common Stock. Each share of Common Stock is entitled to one vote upon each matter to be acted upon at the Annual Meeting. The presence in person or by proxy of a majority of the outstanding shares of Common Stock (at least 2,549,051 shares) is required to constitute a quorum necessary for the transaction of business at the Annual Meeting. Pursuant to the laws of the State of Delaware (the state of incorporation of the Company), the affirmative vote of more than fifty percent (50%) of the outstanding shares of Common Stock is required to authorize and approve the sale of substantially all of the Company's assets and the adoption of the Plan of Liquidation and Dissolution (Proposal I). Election of a director (Proposal II) requires only a plurality of the votes cast. Election of the auditors requires a favorable vote by the holders of a majority of the stock represented at the Annual Meeting, assuming a quorum is present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of July 15, 1999 by (i) each director of the Company, (ii) each person nominated to become a director of the Company, (iii) each of the executive officers named in the Summary Compensation Table contained herein, (iv) all directors and executive officers of the Company as a group, and
(v) each person known by the Company to own beneficially more than 5% of the Common Stock.

                    Name and Address of                  Amount and Nature           Percent of
Title of Class      Beneficial Ownership               of Beneficial Ownership       Ownership
--------------      --------------------               -----------------------       ---------

Common              Timothy Lepper, Chairman,               521,960 shares             10.23%
                    President and Chief Executive
                    Officer, 18 Kilkenny Court
                    Fairport, New York 14450

Common              Wayne N. Parry, President               499,400 shares              9.79%
                    Vertex Transportation, Inc.
                    Director
                    27 Fall Meadow Drive
                    Pittsford, New York 14534

Common              Mark T. Boyer                           665,500 shares(1)          13.25%
                    o/o ROI Partners
                    Director
                    17 East Sir Francis Drake Blvd
                    Suite 225
                    Larkspur, California 94939

Common              Special Situtations Funds             1,593,000 shares (2)         31.25%
                    625 Madison Avenue, 10th Floor
                    New York, New York 10022

Common              Salcott Holdings Limited                570,000 shares             11.18%
                    c/o Arabella Privatim Finance Ag.
                    Waldman Strasse 6
                    Zuruch, Switzerland CH-8024

Common              All Directors and Officers as         1,686,860 shares             33.09%
                    a group (3 individuals)

(1) 578,000 shares attributed to Mark T. Boyer are owned by ROI Partners, ROI & Lane L.P. or accounts controlled by ROI Partners. Mr. Boyer is a general partner of ROI Partners.

(2) Stock owned by Special Situation Funds is held in these three specific funds:
     Special Situations Cayman Fund L.P.
     Special Situations Private Equity Fund L.P.
     Special Situations Fund III L.P.


                              SUMMARY OF PROPOSAL I

The following is a summary of certain information contained in this Proxy Statement. It is not intended to be a complete statement of all of the material features of the proposed sale by the Company of substantially all of its operating assets and the proposed liquidation and dissolution of the Company, and is qualified in its entirety by more detailed information contained elsewhere in this Proxy Statement, the Exhibits hereto, and other documents referred to in this Proxy Statement.

THE TRANSACTIONS TO BE CONSIDERED AT THE MEETING ARE OF GREAT IMPORTANCE TO THE COMPANY'S STOCKHOLDERS BECAUSE, IF THE PROPOSED SALE AND THE PROPOSED PLAN OF LIQUIDATION AND DISSOLUTION ARE APPROVED AND CONSUMMATED, THE STOCKHOLDERS' EQUITY INVESTMENT IN THE COMPANY WILL CEASE AND THE STOCKHOLDERS WILL BE PAID CASH IN TWO OR MORE INSTALLMENTS. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION SUMMARIZED BELOW AND PRESENTED ELSEWHERE IN THIS PROXY STATEMENT.

The Parties

Country Wide (the "Company"). The Company is a non-asset based, full service domestic freight forwarder. Operating entirely through its wholly-owned subsidiary, Vertex Transportation, Inc. ("Vertex"), the Company provides customers with a complete range of transportation services, including truckload, less-than-truckload, consolidation and distribution, logistics management, intermodal and international transportation. The Company's facility which serves as its executive, administrative, and sales office is located at 119 Despatch Drive, East Rochester, New York 14445. The Company's telephone number is (716) 381-5470. Vertex's operations are also located at 119 Despatch Drive, East Rochester, New York 14445, and its telephone number is (716) 381-5470.

C.H. Robinson C.H. Robinson Company is the primary operating subsidiary of C.H. Robinson Worldwide, Inc. C.H. Robinson Worldwide, Inc. is a non-asset based third-party transportation and logistics company with gross revenues of $2 billion in 1998. C.H. Robinson Worldwide, Inc. is a global provider of multimodal transportation services and logistics solutions through a network of 120 offices throughout the United States and abroad. C.H. Robinson Worldwide, Inc.'s (and its subsidiary C.H. Robinson Company) executive, administrative and primary sales office is located at 8100 Mitchell Road, Suite 200, Eden Prairie, Minnesota 55344-2248, and its telephone number is (612) 937-8500.

Date, Time, and Place of Meeting

     The Annual Meeting of Stockholders will be held at the offices of Adair Law Firm, Suite 280, 30 Corporate Woods, Rochester, New York 14623 on July 28, 1999 at 10:00 a.m., local time. The purposes of the Meeting are:

     (a) to consider and act upon a proposal to authorize and approve the sale by the Company of substantially all of its operating assets, which are held in its sole subsidiary (Vertex) in accordance with the terms of an Asset Purchase Agreement dated June 21, 1999 and to adopt a Plan of Liquidation and Dissolution of the Company (Proposal I). However stockholders are advised that, even if the requisite stockholder approval of Proposal I is obtained, in the event that the asset sale is not consummated, the Plan will also not be effectuated.

     (b) to elect one director for a three year term (Proposal II); and

     (c) to act upon a proposal to reappoint Hein + Associates LLP as the Company's independent auditors (Proposal III).

Record Date and Outstanding Country Wide Common Stock.

     The Board of Directors of the Company has fixed the close of business on July 15, 1999 as the record date for determination of stockholders entitled to notice of and to vote at the Meeting. As of that date, there were 5,098,100 outstanding shares of Country Wide Common Stock, with each share entitled to one vote. There are no shares of Country Wide's preferred stock which are issued and outstanding.

Vote Required.

     Approval of the sale of substantially all of the Company's assets pursuant to the terms of the Asset Purchase Agreement dated as of June 21, 1999 and approval of the Plan of Liquidation and Dissolution of the Company (Proposal I) requires the affirmative vote of the holders of a majority of the outstanding shares of Country Wide's Common Stock. Special Situation Funds owns 1,593,000 shares of the outstanding Country Wide Common Stock or approximately 31.25% of the outstanding Country Wide Common Stock and stated in a writing sent to the Company that it presently intends to vote its Country Wide Common Stock in favor of the sale of the Company's assets and for the liquidation of the Company. Directors and executive officers of Country Wide, who own approximately 33.09% of the outstanding Common Stock of Country Wide as of the record date, have stated that they also presently intend to vote their shares in favor of the sale of substantially all of the Company's assets and for the liquidation of the Company. Accordingly, if these holders vote the shares of Common Stock in favor of the proposal to sell substantially all of the Company's assets and liquidate the Company, the requisite majority approval will be attained.

Voting and Revocation of Proxies

     All Country Wide Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Annual Meeting in accordance with the directions thereon. The Company intends to vote executed but unmarked proxies in favor of Proposal I. Any stockholder executing and returning a proxy has the power to revoke it at any time prior to its exercise (i) by filing with the Secretary of the Company either an instrument revoking it or a duly executed proxy bearing a later date, or (ii) by attending the annual meeting and voting in person.

FACTORS TO BE CONSIDERED

Background of the Proposed Sale and Plan of Liquidation and Dissolution

     For a description of the events leading to the approval by the Company's Board of Directors of the proposed sale of substantially all of the Company's assets and the adoption by the Company's Board of Directors of the Plan of Liquidation and Dissolution (subject in each case to obtaining the necessary stockholder approval), see "Reasons for the Proposed Sale and Adoption of the Plan" and "Plan of Liquidation and Dissolution".

Purpose of the Proposed Sale and Plan of Liquidation and Dissolution

     The Company's purpose of the proposed sale and of the liquidation and dissolution of the Company is to enhance stockholder value by permitting the inherent value of the Company currently held by its stockholders in the form of Common Stock to be converted into cash at a price which the Board of Directors has determined is fair to, and in the best interests of, the stockholders. See "Reasons for the Proposed Sale and Adoption of the Plan" and "Plan of Liquidation and Dissolution."

Recommendation of the Board

     The Board has unanimously concluded that the terms of the proposed sale of assets and of the Plan of Liquidation and Dissolution are fair to, and in the best interests of, the holders of the Company's Common Stock. Accordingly, the Board has approved and adopted the proposed sale and the Plan of Liquidation and Dissolution. The Board recommends a vote "FOR" the authorization and approval of the sale of substantially all of the Company's assets and the adoption of the Plan of Liquidation and Dissolution (Proposal I). For a discussion of the factors considered by the Board in making its recommendation, see "Reasons for the Proposed Sale and Adoption of the Plan".

Opinion of Financial Advisor

     Houlihan Smith & Company Inc. ("Houlihan") delivered its opinion to the Board on July ____, 1999 to the effect that the consideration being paid to the Company for its assets (including its operating business) and the consideration expected to be received by the stockholders of the Company in connection with the proposed transaction is fair to them from a financial point of view. The full text of the written opinion of Houlihan, which sets forth the assumptions made, matters considered, and limitations on the review undertaken in connection with the opinion, is attached hereto as Exhibit E and incorporated herein by reference. Stockholders are urged to read that opinion in its entirety. See "Opinion of Financial Advisor."

Asset Purchase Agreement.

     On June 21, 1999, the Company executed an Asset Purchase Agreement with C.H. Robinson Company. Under the terms of the proposed sale in the Asset Purchase Agreement, substantially all of the assets of Vertex will be transferred to C.H. Robinson Company for a purchase price equal to the sum of:
(i) the tangible net book value of the assets of Vertex at Closing, after deducting the tangible book value of the liabilities of Vertex to be assumed by C.H. Robinson Company, plus (ii) $6,500,000.00, plus (iii) an agreed "Earn Out." Under the Earn Out, in the event that the "Adjusted Pre-Tax Income" of the ongoing business (previously operated by the Company) for the first twelve months after the Closing exceeds $1,000,000.00, the Company will be entitled to receive a payment equal to 50% of the amount by which the Adjusted Pre-tax Income exceeds $1,000,000.00, up to a maximum payment to the Company of $500,000.00. All operating assets of Vertex would be acquired, including its equipment, machinery, furniture, fixtures, inventories in supplies, interests in all licenses, contracts and agreements, all unfilled or uncompleted customer contracts, commitments and sales orders, goodwill, trademarks, tradenames, telephone numbers and specified accounts receivable. Specifically excluded from the assets being sold among other items is the cash and cash equivalents held by the Company and certain prepaid expenses and insurance policies ("Excluded Assets"). Liabilities assumed would include substantially all trade debt but not debt owed to any bank or any liabilities arising from any guarantees made by Vertex or the Company and not any claims arising from activities of the Company or Vertex prior to Closing.

     The Asset Purchase Agreement provides that the purchaser withhold an amount equal to 10% of the closing purchase price for the assets for a six month period after the Closing (the "Holdback Amount"), which sum would be available to compensate the purchaser and its affiliates for any accounts receivable which prove to be uncollectible and to insure the accuracy of the representations and warranties of the Company and Vertex and compliance with their covenants and agreements contained in or arising out of the Asset Purchase Agreement. See "The Proposed Sale-Asset Purchase Agreement."

Interests of Certain Persons in the Transaction.

     In considering the recommendation of the Board of Directors with respect to the proposed sale of assets and the adoption of the Plan of Liquidation and Dissolution, stockholders should be aware that the two senior members of the Company's management (who also are members of its Board of Directors) have interests in the proposed sale that are in addition to the interests of the Company's stockholders generally. See "Interests of Certain Persons in the Transaction".

Plan of Liquidation and Dissolution

     IN THE EVENT THAT THE CLOSING OF THE SALE TO C.H. ROBINSON COMPANY DOES NOT TAKE PLACE, THE PLAN OF LIQUIDATION AND DISSOLUTION WILL NOT BE IMPLEMENTED. However, if the Closing of the sale to C.H. Robinson Company does take place, the Board of Directors believes that it will be in the best interests of the Company's stockholders to liquidate the Company by distributing to them the Company's net assets through two or more cash distributions and then to dissolve the Company. No assurances can be given that, as a consequence of the liquidation, holders of the Company's Common Stock will receive aggregate cash distributions per share which exceed the prices at which the Company's Common Stock has generally traded.

     Assuming that the Closing of the sale of assets is held by August 31, 1999, the Board of Directors presently intends to pay an initial cash distribution of approximately $.60 per share to stockholders on or before October 1, 1999 (the "Initial Distribution"). It is currently believed that the remaining assets will provide sufficient funds to provide for the anticipated obligations, liabilities (actual and contingent) and expenses of the Company until liquidation and dissolution is completed.

     The Plan provides that, if the Closing occurs, the Company will distribute all of its remaining assets to its stockholders through cash distributions, provided that assets undistributed by the second anniversary of the approval of the Plan by the Company's stockholders shall be transferred to a liquidating trust and thereafter shall be sold or otherwise disposed of on terms approved by its trustees. Assuming the Closing occurs, no further stockholder votes will be solicited with respect to the approval of the specific terms of any asset sales approved by the then Board of Directors or, if applicable, the trustees of the liquidating trust. See "Plan of Liquidation and Dissolution."

Appraisal Rights.

     Under the Delaware General Corporation Law, holders of the Company's Common Stock are not entitled to appraisal rights for their shares in connection with the proposed sale of assets to C.H. Robinson Company or the transactions contemplated by the Plan.

Federal Income Tax Consequences.

     After the approval of the Plan and until the winding up of its affairs is completed and the Company ceases to exist, the Company and its subsidiary Vertex will continue to be subject to tax on their taxable income.

     When the Initial Distribution and any subsequent distributions are fully paid, stockholders will recognize gain or loss equal to the difference between
(i) the amount of cash distributed to them and (ii) their tax basis for their shares of the Company's Common Stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the method of acquisition of the shares and the amount and nature of any distributions received with respect thereto. Gain or loss will be computed on a "per share" basis. The Company expects to make more than one liquidating distribution, each of which will be paid on a per share basis. Gain will be recognized by a stockholder when a liquidating distribution is received to the extent that the aggregate value of that distribution and any prior liquidating distributions received by the stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from the Company has been received and then only if the aggregate value of the liquidating stockholder's tax basis for that share, as adjusted for prior distributions, is greater than the final distribution. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets. See "Certain Federal Income Tax Consequences."

Future Operation of Company if Proposal I is not Approved by Stockholders or if the Proposed Sale Does Not Take Place

     If Proposal I is not approved by stockholders or if the sale to C.H. Robinson Company does not take place, the Board of Directors will continue the Company's present business operations and will also explore available alternatives for the future of the Company.


                        ACTION TO BE TAKEN AT THE MEETING

         PROPOSAL I: PROPOSED SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S
              OPERATING ASSETS TO C.H. ROBINSON COMPANY AND PLAN OF
                   LIQUIDATION AND DISSOLUTION OF THE COMPANY


OVERVIEW

     The Board is proposing that the stockholders (1) authorize and approve the proposed sale by the Company of substantially all of its operating assets to C.H. Robinson Company in accordance with the terms of the Asset Purchase Agreement dated as of June 21, 1999 and (2) adopt the proposed Plan of Liquidation and Dissolution of the Company, all as a single proposal.

EVEN IF THE REQUISITE STOCKHOLDER APPROVAL OF PROPOSAL I IS OBTAINED, IF THE SALE TO C.H. ROBINSON COMPANY IS NOT CONSUMMATED, THE PLAN OF LIQUIDATION AND DISSOLUTION WILL NOT BE IMPLEMENTED.

     Attached to this Proxy Statement as Exhibits C and D, respectively, are copies of the Asset Purchase Agreement and the Plan. Although the material features of each are summarized below, the summaries do not purport to be complete and are subject in all respects to the specific provisions of the Asset Purchase Agreement and the Plan.

BUSINESS OF THE COMPANY

     A description of the Company's business is contained in Item 1 of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, which is attached as Exhibit A and incorporated herein by reference.

BUSINESS OF THE PURCHASER

     C.H. Robinson Company is the primary operating subsidiary of C.H. Robinson Worldwide, Inc. C.H. Robinson Worldwide, Inc. is a non-asset based third-party transportation and logistics company with gross revenues of $2 billion in 1998. C.H. Robinson Worldwide, Inc. is a global provider of multimodal transportation services and logistics solutions through a network of 120 offices in 38 states and Canada, Mexico, Belgium, the United Kingdom, France, Spain, Italy, Poland, Brazil, Argentina, Venezuela, and South Africa. C.H. Robinson Worldwide, Inc. also provides air, ocean, and custom transport services. As an integral part of C.H. Robinson Worldwide, Inc.'s transportation services, C.H. Robinson Worldwide, Inc. provides a wide range of value-added logistics services, such as fresh produce sourcing, freight consolidation and cross-docking. During 1998, C.H. Robinson handled over 1,000,000 shipments for customers ranging from Fortune 100 companies to small businesses in a wide variety of industries.

REASONS FOR THE PROPOSED SALE AND ADOPTION OF THE PLAN

     The freight forwarding industry in the United States and worldwide has been undergoing a period of consolidation. Large companies, including C.H. Robinson Company and its parent, C.H. Robinson Worldwide, Inc., have developed various computer systems, various organizational methods, and organizational and financial strength, all of which together allow them to realize significant economies of scale and to compete very effectively. Although the Company believes that it can operate a successful business given its current staff, facilities and systems, its future opportunities for growth could be restrained significantly by the competition from these large companies. Under these circumstances, the Board of Directors believes this is the appropriate time, in the best interests of the stockholders, to accept the offer of C.H. Robinson Company to buy the Company's assets for cash and then to liquidate the Company, thereby converting the stockholders' investment into cash at a time when large companies are engaged in programs to acquire smaller competitors like the Company.

THE PROPOSED SALE - ASSET PURCHASE AGREEMENT

     On June 21, 1999, the Company executed an Asset Purchase Agreement with C.
H. Robinson Company, subject to approval by the Company's stockholders. Under the terms of the proposed sale set forth in the Asset Purchase Agreement, substantially all of the assets of Vertex will be transferred to C.H. Robinson Company for a purchase price equal to the sum of: (i) the tangible net book value of the assets of Vertex as of the closing ("Closing"), after deducting the tangible book value of specified liabilities of Vertex being assumed by C.H. Robinson Company, (ii) $6,500,000.00, plus (iii) an agreed "Earn Out." Under the Earn Out, in the event that the "Adjusted Pre-Tax Income" of the ongoing business (previously operated by the Company) for the first twelve months after the Closing exceeds $1,000,000.00, the Company will be entitled to receive a payment equal to 50% of the amount by which the Adjusted Pre-tax Income exceeds $1,000,000,up to a maximum payment to the Company of $500,000.00.

     All operating assets of Vertex would be acquired, including its equipment, machinery, furniture, fixtures, inventories in supplies, interests in all licenses, contracts and agreements, all unfilled or uncompleted customer contracts, commitments and sales orders, goodwill, trademarks, tradenames, telephone numbers and specified accounts receivable. Specifically excluded from the assets being sold are the cash and cash equivalents held by the Company and certain prepaid expenses and insurance policies ("Excluded Assets"). Liabilities assumed would include substantially all trade debt but not debt owed to any bank or any liabilities arising from any guarantees made by Vertex or the Company and not an claims arising from activities of the Company or Vertex prior to Closing.

     The Asset Purchase Agreement provides that the purchaser will withhold an amount equal to 10% of the closing purchase price for the assets for a six month period after the Closing (the "Holdback Amount"), which sum would be available to compensate the purchaser and its affiliates for any accounts receivable which prove to be uncollectible and to insure the accuracy of the representations and warranties of the Company and Vertex and compliance with their covenants and agreements contained in or arising out of the Asset Purchase Agreement.

     The Closing is subject to various conditions including among others: (i) that the representations and warranties of Vertex set forth in the Asset Purchase Agreement shall be true and correct as of the Closing Date; (ii) Vertex shall have performed all of its obligations under the Asset Purchase Agreement;
(iii) the Company's stockholders approve the Asset Purchase Agreement and the transactions contemplated thereby; (iv) Vertex shall have obtained all consents and approvals necessary to consummate the transaction; (v) there shall not be threatened, instituted, or pending any action or proceeding before any court or governmental authority challenging or seeking to make illegal or delay or restrain or prohibit the proposed transaction or the transfer of a material portion of the assets; (vi) there shall have been no damage, destruction, or loss of or to any property or properties owned by Vertex which would likely have a material adverse effect on Seller; and (vii) Vertex shall have delivered to C.H. Robinson pay-off letters and releases from all creditors indicating the full release of any claims against the assets. See Section 6.01 of the Asset Purchase Agreement which is attached hereto as Exhibit C.

OPINION OF FINANCIAL ADVISOR

     On July 2, 1999, Houlihan, Smith & Company, Inc. ("Houlihan") delivered its written opinion to the Board of Directors that the consideration being paid to the Company for its assets (including its operating business) and the consideration expected to be received by the stockholders of the Company in connection with the proposed transaction ("Transaction") is fair to them from a financial point of view. The full text of the written opinion of Houlihan, which sets forth the assumptions made, matters considered, and limitations on the review undertaken in connection with the opinion, is attached hereto as Exhibit E to this Proxy Statement and incorporated herein by reference should be carefully read in its entirety. The Fairness Opinion does not constitute a recommendation to any stockholder to vote his or her shares in favor of Proposal I.

     In developing the fairness opinion, Houlihan, among other things:

1. reviewed various public filings of the Company, including a draft of the Company's quarterly report on Form 10-Q for the period ending March 31, 1999;

2. reviewed the financial terms of executed Asset Purchase Agreement between C.H. Robinson Company, the Company and Vertex dated June 21, 1999;

3. reviewed certain publicly available information concerning the trading of, and the market for, the Company's stock;

4. compared the Company from a financial point of view with certain other companies in the logistics and transportation industry that Houlihan deemed to be relevant. Houlihan also considered the financial terms, to the extent publicly available, of selected recent business combinations in these industries;

5. reviewed the Company's audited financial statements, prepared by Hein + Associates LLP for the year ending June 30, 1998;

6. reviewed certain internal operating and financial information and projections relating to the Company's business as forecasted by the management of the Company for the twelve month period from July 1, 1998 to June 30, 1999;

7. reviewed the form of employment agreement attached as an exhibit to the Asset Purchase Agreement and noted reasonableness of compensation and that the employment agreement contains a noncompetition covenant;

8. conducted such other studies, analyses, inquiries and investigations as Houlihan deemed appropriate.

     Houlihan relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it had been reasonably prepared and reflected the best currently available estimates of the future financial results and condition of the Company and that there had been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to it. Houlihan did not independently verify the accuracy and completeness of the information supplied to it with respect to the Company and did not assume any responsibility with respect to it. Houlihan did not make any independent appraisal for any of the properties or assets of the Company. The opinion was based on business, economic, market and other conditions that existed and that could be evaluated by Houlihan as of July 2, 1999. The opinion of Houlihan did not address the Company's underlying business decision to effect the proposed Transaction.

     The Company has agreed to pay Houlihan a fee of $25,000.00 for its services in connection with the proposed Transaction including its rendering of the opinion dated July 2, 1999 relating to the proposed Transaction referred to above. This fee is payable whether or not the proposed Transaction is consummated.

     Houlihan did not participate in the structuring or the negotiating of the proposed Transaction or the form or amount of the consideration to be paid therefor.

     The Board of Directors of the Company retained Houlihan on the basis of the firm's reputation, experience and familiarity with merger and acquisition transactions. As part of its investment and financial advisory business, Houlihan is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

     In considering the recommendation of the Board of Directors with respect to the proposed sale of assets and Plan of Liquidation and Dissolution, stockholders should be aware that certain members of the Company's management and its Board of Directors have interests in the proposed sale that are in addition to the interests of the Company's stockholders generally.

     Employment Agreements with C.H. Robinson Company.

     Timothy Lepper is currently the President and Chief Executive Officer of the Company and Chairman of the Board. He is also the beneficial owner of 521,960 shares of the Company's Common Stock, of which 425,000 shares were acquired through the exercise a stock option which was granted to him in May 1997 and exercised on May 19, 1999 at a purchase price of $.15 per share. In conjunction with the acquisition, Mr. Lepper will be executing a three year employment agreement with C.H. Robinson Company in which Mr. Lepper will provide managerial services on a full time basis on behalf of C.H. Robinson Company. Mr. Lepper will be entitled to receive a base salary of $8,333.33 per month (less deductions and withholdings) for his services, plus an annual bonus based on the annual net profits of the operations at the Rochester, New York office, in addition to certain benefits, including participation in C.H. Robinson Worldwide, Inc.'s employee benefit plans. Mr. Lepper will be subject to a confidentiality and noncompetition agreement as part of his employment with C.H. Robinson Company.

     Wayne Parry is currently the Secretary of the Company and Chairman of the Board. He is also the beneficial owner of 499,400 shares of the Company's Common Stock, of which 425,000 shares were acquired through the exercise of a stock option which was granted to him in May 1997. In conjunction with the acquisition, Mr. Parry will be executing a three year employment agreement with C.H. Robinson Company in which Mr. Parry will provide managerial services on a full time basis on behalf of C.H. Robinson Company. Mr. Parry will be entitled to receive a base salary of $8,333.33 per month (less deductions and withholdings) for his services, plus an annual bonus based on the annual net profits of the operations at the Rochester, New York office, in addition to certain benefits, including participation in C.H. Robinson Worldwide, Inc.'s employee benefit plans. Mr. Parry will be subject to a confidentiality and noncompetition agreement as part of his employment with C.H. Robinson Company.

     Amendment and Termination of Employment Agreements

     Mr. Lepper and Mr. Parry have had employment agreements with the Company pursuant to which they are to be paid annual salaries of at least $250,000.00 each to serve as senior officers and directors. Due to the ongoing hardships incurred by the Company during fiscal 1997 and 1998, both officers agreed to defer part of the amounts payable under the agreements during those periods provided they would be repaid when the Company recovered. For fiscal years ended June 30, 1997 and 1998, the aggregate amount of those deferrals totaled $228,353.00 each. In conjunction with the sale of substantially all of the assets of the Company and in settlement of all outstanding matters related to the employment agreements, Messrs. Lepper and Parry have entered into an Amendment and Termination of Employment Agreements dated as of June 1999 ("Settlement Agreement") with the Company in which they agreed to terminate the employment agreements effective on the Closing Date of the sale of the Company's assets, provided they are paid a cash settlement of $100,000.00 each. In addition, since Messrs. Lepper and Parry are expected to continue their services on a part time basis on behalf of the Company to implement the proposed Plan of Liquidation and Dissolution, the Settlement Agreement provides that they shall be each entitled to receive a fee from the Holdback Amount pursuant to the Asset Purchase Agreement for their continuing services, with a maximum fee of $25,000.00 each if at least 90% of the Holdback Amount is returned to the Company, and progressively smaller sums should less than 90% of the Holdback Amount be returned, and no fee if less than 50% of the Holdback Amount is returned to the Company.

     Mr. Parry and Mr. Lepper also own the real property and facilities comprising the principal operating offices of the Company and Vertex's executives offices at 119 Despatch Drive. Under the Asset Purchase Agreement, C.H. Robinson Company will assume the Company's existing lease of the real property and facilities at 119 Despatch Drive for a three year term at $90,000.00 per year, which is the same rental rate currently paid by the Company. As owners of the property, Messrs. Parry and Lepper are anticipated to benefit from the lease with C.H. Robinson Company.

ANTICIPATED ACCOUNTING TREATMENT

     This transaction will be accounted for as a sale by the Company and as a purchase for C.H. Robinson Company. The difference, if any, between the fair market value and the amount paid will presumably be recorded by C.H. Robinson Company on it financial statements as goodwill.

CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

     The Company's sale of its operating assets to C.H. Robinson will be primarily taxed as a capital gain based upon the difference between the net proceeds realized and the Company's adjusted basis for the assets sold. The Company has net operating loss carryforwards aggregating approximately 17 million dollars, which can be used for tax purposes to offset substantially all of the gain realized by the Company from the sale of assets. The sale of assets by the Company will not in itself result in federal or state income tax consequences to the holders of the Company's Common Stock although there will be income tax consequences to them when distributions are made to them in connection with the liquidation and dissolution of the Company as hereinafter described. See "Pro Forma Adjusted Financial Statements."

APPRAISAL RIGHTS

     Under Delaware law, holders of the Company's Common Stock are not entitled to appraisal rights for their shares in connection with the proposed sale of the Company's operating assets (or in connection with the proposed liquidation and dissolution).

PLAN OF LIQUIDATION AND DISSOLUTION

IF THE CLOSING OF THE SALE TO C.H. ROBINSON COMPANY DOES NOT TAKE PLACE, THE PLAN OF LIQUIDATION AND DISSOLUTION WILL NOT BE IMPLEMENTED.

     If the Closing of the sale of substantially all of the Company's operating assets does take place, the Board of Directors believes that it will be in the best interests of the Company's stockholders (a) to liquidate the Company by selling all remaining assets for cash and making cash distributions to the stockholders and (b) to dissolve the Company. No assurances can be given that, as a consequence of the liquidation, holders of the Company's Common Stock will receive aggregate cash distributions per share which exceed the prices at which the Company's Common Stock has generally been traded. See "Contingency Reserve; Liquidating Trust" and "Pro Forma Adjusted Financial Statements."

     Assuming the Closing of the asset sale occurs on or before August 31, 1999, the Board of Directors presently intends to pay an initial cash distribution of approximately $.60 per share to stockholders on a pro rata basis on or before October 1, 1999 (the "Initial Distribution") provided that the Board believes at that time that the Contingency Reserve hereinafter defined is adequate to provide for the Company's obligations, liabilities (actual and contingent) and expenses. Depending on their tax basis for their shares, stockholders may be required to recognize gain for tax purpose upon receipt of distributions in liquidation and upon the transfer of any undistributed assets to a liquidating trust. See "Liquidating Distributions," "Certain Federal Income Tax Consequences" and "Pro Forma Adjusted Financial Statements."

     Pursuant to the Plan, and provided the Closing occurs, the Company will effectively distribute all of its remaining assets to its stockholders through cash distributions, provided that assets undistributed by the second anniversary of the approval of the Plan by the Company's stockholders will be transferred to a liquidating trust and thereafter will be sold or otherwise disposed of on terms approved by its trustees. Assuming the Closing occurs, no further stockholder votes will be solicited with respect to approval of the specific terms of any asset sales approved by the then Board of Directors or, if applicable, the trustees of the liquidating trust.

     Subject to payment or provision for payment of the Company's indebtedness and other obligations (to the extent not assumed by C.H. Robinson Company), as well as Company tax liabilities, the cash proceeds from the Company's asset sale to C.H. Robinson Company, together with any other available cash, will be distributed from time to time on a pro rata basis to the holders of the Company's Common Stock on record dates selected by the Board for the distributions. The Board of Directors has determined to establish a Contingency Reserve of approximately $1,000,000.00 which it believes will be sufficient to satisfy the liabilities, expenses, and obligations of the Company not otherwise paid, provided for or discharged at or immediately after the Closing. The net balance, if any, of the Contingency Reserve remaining (including interest earned on cash in the Contingency Reserve) after payment, provision or discharge of all liabilities, expenses and obligations, also will be distributed to the Company's stockholders pro rata or to the liquidating trust. Although the Company presently intends to pay the initial distribution on or before October 1, 1999 (assuming the Closing of the asset sale occurs on or before August 1, 1999) no assurances can be given that available cash at that time together with the Contingency Reserve will be adequate in the Board's judgment to provide for the Company's obligations, liabilities, expenses and claims as well as to fund the distribution. In addition, the Company may, as authorized by the Board of Directors, repurchase shares of Common Stock in open market purchases . Such purchases would decrease amounts distributable to remaining stockholders if the Company were to pay amounts in excess of the per share values ultimately distributable in respect of the shares purchased and would increase amounts distributable to remaining stockholders if the Company were to pay amounts less than the per share values ultimately distributable in respect of the shares. See "Liquidating Distributions," "Contingency Reserve; Liquidating Trust" and "Pro Forma Adjusted Financial Statements."

     If all of the Company's assets are not sold or distributed prior to the second anniversary of the approval of the Plan by the Company's stockholders, the Company will transfer any assets not sold or distributed (including any Contingency Reserve) to a liquidating trust. In the event a liquidating trust is established, the Company would distribute pro rata to the then holders of its Common Stock beneficial interests in the liquidating trust ("Interests"). It is anticipated that the Interests will not be freely transferable; hence, although the recipients of the Interests in the liquidating trust will be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust and will thereafter take into account for tax purposes their allocable portion of any income, expense, gain or loss realized by the trust, the recipients of the Interests will not realize the value of the Interests unless and until the trust distributes cash or other assets to them, which will be solely in the discretion of the trustees.

     The Company will close its transfer books on the earlier to occur of the final liquidating distribution or the date on which the Company ceases to exist under Delaware law, and thereafter will not record any further transfer of its Common Stock nor issue any new stock certificates, other than replacement certificates. See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust" and "Final Record Date."

     A certificate of dissolution will be filed with the State of Delaware completing the liquidation and dissolution process. No federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

     Under the Plan, if the Board of Directors determines that liquidation and dissolution are not in the best interests of the Company or its stockholders, the Board may direct that the Plan be abandoned. The Company nevertheless may cause the performance, without further stockholder approval, of any contract for the sale of assets which the Board of Directors deems to be in the best interests of the Company (except that the Company may not consummate the Asset Purchase Agreement or any other sale of substantially all of its assets and/or business without stockholder approval). The Board also may amend or modify the Plan if it determines that such action is in the best interests of the Company or its stockholders, without the necessity of further stockholder approval.

LIQUIDATING DISTRIBUTIONS

     The Board has not established a firm timetable for distributions to stockholders. If the Plan is approved and the Closing of the sale to C.H. Robinson Company takes place, the Board will, subject to the requirements for maintaining adequate reserves to pay all of the Company's liabilities and obligations, make such distributions as promptly as practicable consistent with maximizing stockholder value. Assuming the asset sale Closing occurs on or before August 31, 1999, the Board of Directors presently intends to pay an initial cash distribution of approximately $.60 per share to stockholders on a pro rata basis on or before October 1, 1999, provided at that time, it is of the opinion that the Contingency Reserve is adequate to provide for the Company's obligations, liabilities (actual and contingent), and expenses. The Board is, however, currently unable to predict with certainty the precise amount of any distributions of cash pursuant to the Plan. The actual amount and timing of, and record dates for, all distributions will be determined by the Board of Directors, in its sole discretion, and will depend upon the amounts deemed necessary by the Board to pay or provide for all of the Company's liabilities and obligations. The Company does not plan to satisfy all of its liabilities and obligations prior to making distributions to its stockholders, but instead will reserve assets deemed by management to be adequate to provide for satisfying such liabilities and obligations. See "Contingency Reserve; Liquidating Trust." Management believes that upon the Closing of the sale to C.H. Robinson Company, the Company will have sufficient cash to pay its current and accrued obligations. However, the ultimate amount of liabilities cannot be determined with certainty, which makes it impracticable to predict the aggregate net amounts ultimately distributable to stockholders. Claims, liabilities and expenses from operations will continue to accrue following approval of the Plan and Closing of the sale, and the Company anticipates that expenses for professional fees and other expenses of liquidation will be significant. These expenses will reduce the amount of assets available for ultimate distribution to stockholders. While the Company does not believe that a precise estimate of those expenses can presently be made, management believes that available cash, interest income and the amounts which will be received upon the Closing of the sale to C.H. Robinson Company will be adequate to provide for the Company's obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to stockholders. However, no assurances can be given as to the foregoing. See "Pro Forma Adjusted Financial Statements." Also see "Contingency Reserve; Liquidating Trust" for a discussion of certain circumstances under which a stockholder could be held liable to creditors of the Company for the payment of expenses and liabilities (such obligation to be limited to the amounts received by the stockholder as distributions from the Company and the liquidating trust).

CONDUCT OF THE COMPANY FOLLOWING ADOPTION OF THE PLAN AND COMPLETION OF THE SALE TO C.H. ROBINSON COMPANY

     Assuming adoption by the stockholders of Proposal I and completion of the sale to C.H. Robinson Company, the Company's activities thereafter will be limited to winding up its affairs, providing for payment of its liabilities and obligations and dissolving in accordance with Delaware law. Assuming the one present member of the Board of Directors whose term expires at the Annual Meeting is re-elected pursuant to Proposal II below, the three incumbent members of the Board will continue to serve during the liquidation and until dissolution of the Company as "caretaker" directors (the "Caretaker Board"). If any member of the Caretaker Board becomes unable to serve or resigns, the remaining members may elect another person to fill the vacancy. The Members of the Caretaker Board will not receive any compensation for their services, which is anticipated to be only on a part time basis. The Caretaker Board may elect executive officers of the Company (who may be members of the Caretaker Board), and may determine the compensation to be paid by the Company to such individuals in their capacities as officers as well as to any employees, agents, consultants or representatives who they retain in connection with the implementation of the Plan. Except for the payment obligations owed to Messrs. Lepper and Parry in their Settlement Agreement which obligations are discussed in "Interests of Certain Persons in the Transaction Amendment and Termination of Employment Agreements", the Board does not currently anticipate the payment of any salaries or wages during the liquidation and dissolution of the Company. Unless unusual or unforeseen efforts are required to be undertaken by a member of the Caretaker Board in his or her capacity as an executive officer, employee, agent, consultant or representative of the Company, he will not be entitled to any additional compensation for service in any such capacity.

     Pursuant to the Plan, the Company will indemnify its officers, directors, employees, agents, and representatives for actions taken in connection with the Plan and the winding up of the affairs of the Company. The Company's obligations to indemnify such persons may also be satisfied out of assets of any liquidating trust established hereunder.

CONTINGENCY RESERVE; LIQUIDATING TRUST

     Under Delaware law, the Company is required, in connection with its dissolution, to pay or provide for payment of all of its liabilities and obligations.

     Pursuant to the terms of the Asset Purchase Agreement, C.H. Robinson Company will withhold an amount equal to 10% of the closing purchase price for the assets for a six month period after the Closing ("Holdback Amount" or "Holdback") to ensure the accuracy of the representations and warranties made by the Company in the Asset Purchase Agreement and to ensure compliance with the Company's covenants and agreements contained in or arising out of the Asset Purchase Agreement.

     In addition to the Holdback Amount, the Board of Directors has determined to establish a contingency fund of approximately $1,000,000.00 which it currently believes will be sufficient to operate the Company until dissolution, and which, together with the Holdback, it believes it will be sufficient to satisfy the liabilities, expenses, and obligations of the Company not otherwise paid, provided for or discharged at or immediately after the Closing. The Holdback Amount and that contingency fund comprise the "Contingency Reserve".

     The actual size of the Contingency Reserve is based upon estimates and opinions of management derived from consultations with outside experts and review of the Company's estimated operating expenses and liabilities (actual and contingent) and obligations. There can be no assurance that the Contingency Reserve will be sufficient. Subsequent to its establishment and the release of the Holdback, the Company may from time to time distribute to its stockholders any portions of the Contingency Reserve which the Board deems no longer required. After the liabilities, expenses and obligations for which the Contingency Reserve has been established are believed by the Board to have been satisfied in full, the Company will distribute to its stockholders any remaining portions of the Contingency Reserve.

     If all of the Company's assets are not distributed prior to the second anniversary of approval of the Plan by the Company's stockholders, then pursuant to the provisions of the Plan, the Company must transfer the assets sold or distributed (including the Contingency Reserve) to a liquidating trust. The sole purpose of the trust will be to liquidate on terms satisfactory to the liquidating trustees and, after paying any remaining liabilities of the Company, distribute the proceeds of the assets formerly owned by the Company to the Company's then stockholders of record. The liquidating trust will be obligated to pay any expenses and liabilities of the Company which remain unsatisfied. If the Contingency Reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets, if any.

     The Plan authorizes the Board of Directors to appoint one or more individuals or corporate persons to act as trustee or trustees on such terms and conditions as the Board of Directors determines. Approval of the Plan will constitute the approval by the Company's stockholders of any such appointment and liquidating trust agreement.

     In the event the Company fails to create an adequate Contingency Reserve for payment of its expenses and liabilities, or should the Contingency Reserve and the assets held by the liquidating trust be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the payment to creditors of his or her pro rata share of the excess, limited to the amounts theretofore received by the stockholder by way of distributions from the Company or the liquidating trust.

     If a court holds at any time that the Company has failed to make adequate provision for its expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the Contingency Reserve and the assets of the liquidating trust, a creditor of the Company could seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed are needed to provide for the payment of the Company's expenses and liabilities, Any such action could delay or substantially diminish the cash distributions to be made to stockholders and/or holders of Interests under the Plan.

FINAL RECORD DATE

     The stock transfer books of the Company will be closed on the earlier to occur of (i) the close of business on the record date fixed by the Board for the final liquidating distribution or (ii) the date on which the Company ceases to exist under Delaware law (following any post-dissolution continuation period), and thereafter no further transfers will be recorded on the Company's books, and no further stock certificates will be issued, other than replacement certificates. It is anticipated that no further trading of the Company's shares will occur after that date (the "Final Record Date"). See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust" below. When making any liquidating distributions on or after the Final Record Date, the Company may, at its election, require stockholders to surrender certificates representing their shares of the Company's Common Stock in order to receive the distribution. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by the Company or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for those stockholders, without interest, until the surrender of their certificates (subject to the requirements of state "escheat" laws requiring transfer of unclaimed property to the states).

LISTING AND TRADING OF THE COMMON STOCK AND INTERESTS IN THE LIQUIDATING TRUST

     The Company currently intends to close its transfer books on the Final Record Date and at that time cease recording stock transfers and issuing stock certificates (other than replacement certificates). Accordingly, it is expected that trading in the shares will cease on that date. Prior to that time, it is anticipated that the market price of the Company's Common Stock will decline as distributions are made to stockholders. That price reduction might have a material adverse effect upon the marketability of the outstanding shares of Common Stock.

     No determination has yet been made as to whether the Interests in the liquidating trust, if any, will be transferable. If the Board determines that a liquidating trust is necessary, it will determine whether the Interests will be transferable prior to the transfer of assets to the liquidating trust. That determination and will be based on, among other things, the Board's estimate of the value of the assets being transferred to the liquidating trust, tax matters, and the impact of compliance with applicable securities law. If the Interests are not made transferable, ownership would be assignable only by operation of law or upon death.

     If a liquidating trust is established, the stockholders will be deemed, for tax purposes to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to the liquidating trust (see "Certain Federal Income Tax Consequences"). Thus, the distribution to the trust of assets could result in immediate tax liability to the holders of Interests without their readily being able to realize the value of the Interests to pay those taxes. Should the Interests be transferable, the Interests are not expected to be listed on a national securities exchange or quoted through NASDAQ or in any other market.

ABSENCE OF APPRAISAL RIGHTS

     Under Delaware law, holders of the Company's Common Stock are not entitled to appraisal rights for their shares in connection with the transactions contemplated by the sale of assets or the Plan and are not entitled to any similar dissenters' rights.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material Federal income tax consequences to the Company and its stockholders relevant to the Plan, but does not purport to be a complete analysis of all the potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time. Any such changes may be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that the Company will liquidate substantially in accordance with the Plan. Distributions pursuant to the Plan may occur at various times and in more than one tax year. No assurances can be given that the tax treatment described herein will remain unchanged at the time of the distributions.

CONSEQUENCES TO THE COMPANY

     After the approval of the Plan and until the winding up of its affairs is completed and the Company ceases to exist, the Company will continue to be subject to tax on its taxable income.

CONSEQUENCES TO STOCKHOLDERS

     Stockholders will recognize gain or loss equal to the difference between
(i) the amount of cash distributed to them, and (ii) their tax basis for their shares of the Company's Common Stock. A stockholder's tax basis in his or her shares will depend upon various factors including the method of acquisition of such shares and the amount and nature of any distributions received with respect to them. To date, the Company has not made any distributions with respect to the Common Stock.

     Gain or loss will be computed on a "per share" basis. The Company expects to make more than one liquidating distribution, each of which will be allocated proportionately to each share of stock owned by a stockholder. Gain will be recognized as a result of a liquidating distribution only to the extent that the aggregate value of the distribution and any prior liquidating distributions(s) received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss generally will be recognized only when the final distribution from the Company has been received and then only if the aggregate value of all of the liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets within the meaning of Section 1221 of the Code. If the shares are held as capital assets and the holding period for the shares is not more than 12 months, the maximum federal income tax rate on any gain is 39.6%. If the holding period is more than 12 months, the maximum federal income tax rate is 20%. To determine the deductibility of capital losses, all capital gains and losses incurred in the year must be totaled. Any capital losses are deductible only to the extent of any capital gains plus, in the case of non-corporate stockholders, ordinary income of up to $3,000.00 per year. Corporate stockholders can use capital losses for a tax year only to offset capital gains in that year. There is no offset against ordinary income for a corporation. Individuals and other non-corporate stockholders may carry over a net capital loss for an unlimited time until the loss is exhausted. Corporate stockholders may carry back a capital loss to each of the three tax years preceding the loss year to offset capital gain. Any excess may be carried forward for five years following the loss year.

     After the close of its taxable year, the Company will provide stockholders and the IRS with a statement of the amount of cash distributed to each of the stockholders during that year.

THE LIQUIDATING TRUST

     If a liquidating trust is used, stockholders will be treated for tax purposes at the time of transfer as having received their pro rata share of property transferred to the liquidating trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject. The liquidating trust itself should not be subject to tax. After formation of the trust, the stockholders must take into account for Federal income tax purposes each year their allocable portion of any income, expense, gain or loss recognized by the trust. As a result of the transfer of property to the trust and ongoing operations of the trust, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust with which to pay the tax.

STATE AND LOCAL INCOME TAX CONSEQUENCES

     Stockholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating distributions or their shares, as well as their Interests in the liquidating trust.

THE COMPANY RECOMMENDS THAT EACH STOCKHOLDER CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES OF THE PLAN

RECOMMENDATION AND VOTE

     Pursuant to Delaware law, approval of the sale by the Company of substantially all of its operating assets to C.H. Robinson Company and adoption of the Plan of Liquidation and Dissolution require the affirmative vote of a majority of the outstanding shares of Common Stock of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY, AFTER CAREFUL REVIEW AND CONSIDERATION OF THE TERMS OF THE PROPOSED SALE AND THE PLAN, BELIEVES THAT THE SALE AS WELL AS THE LIQUIDATION AND DISSOLUTION OF THE COMPANY IS IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL I. CERTAIN MEMBERS OF THE BOARD OF DIRECTORS MAY BE DEEMED TO HAVE A CONFLICT OF INTEREST IN RECOMMENDING APPROVAL OF PROPOSAL I. SEE "INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS" AND "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

     If Proposal I is not approved by stockholders or if the sale to C.H. Robinson Company does not take place, the Board of Directors will continue the Company's present business operations and will also explore available alternatives for the future of the Company.

PRO FORMA ADJUSTED FINANCIAL STATEMENTS

     The following pro forma financial information is presented to reflect the sale of substantially all of the net assets of Vertex by the Company to C.H. Robinson Company for a purchase price equal to the sum of (a) the tangible net book value of the assets acquired less the net book value of the liabilities and obligations assumed, (b) $6,500,000.00, and (c) an earn-out equal to 50% of Vertex's Adjusted Pre-Tax Income for the first twelve months following the Closing Date over $1,000,000.00, up to a maximum payment of $500,000.00, pursuant to the Asset Purchase Agreement dated June 21, 1999.

     Subsequent to the sale of Vertex, a Plan of Liquidation and Dissolution will be implemented. Pursuant to the Plan, the Company will effectively distribute all of its remaining assets to its stockholders through cash distributions. If all of the Company's assets are not sold or distributed prior to the second anniversary of the approval of the Plan, the remaining assets not sold or distributed will be transferred to a liquidating trust. A certificate of dissolution will be filed with the State of Delaware completing the liquidation and dissolution process. The Board of Directors presently intends to pay an initial cash distribution of approximately $3,059,000 if the Closing of the asset sale occurs on or before August 31, 1999.

     The accompanying pro-forma financial information includes:

1. A Pro Forma Balance Sheet as of March 31, 1999, prepared as if the transactions occurred as of that date; and

2. Pro Forma Statements of Operations for the year ended June 30, 1998 and the nine months ended March 31, 1999, prepared as if the transactions occurred at the beginning of the periods presented.

     The assumptions used in preparing the pro forma adjustments are described in the footnotes to the pro forma financial statements. However, due to the uncertainties inherent in the assumption process, it is at least reasonably possible that the assumptions might require further revision and that such revision could be material.

     The pro forma financial information should be read in conjunction with the historical financial statements of the Company which were used to prepare the pro forma financial information. The historical Company financial statements are contained in its Form 10-K for the year ended June 30, 1998 and its Form 10-Q for the nine months ended March 31. 1999.

     The pro forma information presented is not necessarily indicative of future operations or the actual results that would have occurred had the transactions been consummated at the beginning of the period indicated.


                      COUNTRY WIDE TRANSPORT SERVICES, INC.
                             PRO FORMA BALANCE SHEET
                                 MARCH 31, 1999
                                   (Unaudited)


                                                         Pro Forma
                                          Historical     Adjustments         Pro Forma
                                          ---------------------------------------------
                                          Assets
CURRENT ASSETS:
   Cash                                   $    8,000     (a)$ 7,038,000      $2,043,000
                                                 --      (b) (1,944,000)
                                                         (c) (3,059,000)
   Accounts receivable, net                4,709,000     (a) (4,709,000)             --
   Accounts receivable, misc.                148,000     (a)    (17,000)        913,000
                                                         (a)    782,000
   Driver advances                            16,000     (a)    (16,000)             --
   Prepaid expenses                           56,000                 --          56,000
                                          ----------     --------------      ----------
          Total current assets             4,937,000         (1,925,000)      3,012,000

PROPERTY & EQUIPMENT, net                    246,000     (a)   (246,000)            --
OTHER ASSETS:
   Deposits                                   36,000     (a)     (4,000)         32,000
   Goodwill, net                           2,429,000     (a) (2,429,000)            --
                                         -----------     --------------      ----------
TOTAL ASSETS                             $ 7,648,000        $(4,604,000)     $3,044,000
                                         ===========     ==============      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued
     liabilities                         $ 4,275,000     (a)$(3,559,000)     $  716,000
   Liabilities in excess of assets of
     discontinued subsidiary                 127,000                 --         127,000
                                         -----------     --------------      ----------
          Total current liabilities        4,402,000         (3,559,000)        843,000

DEBT                                       1,944,000     (b) (1,944,000)             --
                                         -----------     --------------      ----------
          Total liabilities                6,346,000         (5,503,000)        843,000
                                         -----------     --------------      ----------

STOCKHOLDERS' EQUITY                       1,302,000     (a)  3,958,000       2,201,000
                                                         (c) (3,059,000)
                                         -----------     --------------      ----------
TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                $ 7,648,000        $(4,604,000)     $3,044,000
                                         ===========     ==============      ==========

                      COUNTRY WIDE TRANSPORT SERVICES, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1998

                                                          Pro Forma
                                         Historical      Adjustments         Pro Forma
                                         ----------------------------------------------
TRANSPORTATION REVENUES:                 $34,283,000    (a)$(34,283,000)     $       --
                                         -----------    ---------------      ----------

OPERATING EXPENSES:
    Purchased Transportation              30,068,000    (a) (30,068,000)             --
    Salaries and related expenses          1,984,000    (a)  (1,821,000)        163,000
    Operating Expenses                       208,000    (a)    (199,000)          9,000
    General supplies and expenses            845,000    (a)    (697,000)        148,000
    Depreciation and amortization            172,000    (a)    (172,000)             --
                                         -----------    ---------------      ----------
                                          33,277,000        (32,957,000)        320,000
                                         -----------    ---------------      ----------
OPERATING INCOME (LOSS)                    1,006,000         (1,326,000)       (320,000)
                                         -----------    ---------------      ----------

OTHER INCOME (EXPENSES):
   Interest Expense                         (197,000)   (b)     197,000              --
   Other, net                                 80,000    (a)     (80,000)             --
                                         -----------    ---------------      ----------
                                            (117,000)           117,000              --
                                         -----------    ---------------      ----------

INCOME (LOSS) FROM CONTINUING
   OPERATIONS BEFORE INCOME TAX
   EXPENSE (BENEFIT)                         889,000         (1,209,000)       (320,000)

INCOME TAX EXPENSE (BENEFIT)                 (51,000)                --         (51,000)
                                         -----------    ---------------      ----------
INCOME (LOSS) FROM CONTINUING
   OPERATIONS                            $   940,000       $ (1,209,000)     $ (269,000)

GAIN ON SALE OF TRANSPORTATION
SEGMENT NET ASSETS NET OF
APPLICABLE INCOME TAX                             --    (a)   3,929,000       3,929,000
                                         -----------    ---------------      ----------
NET INCOME                               $   940,000       $  2,720,000      $3,660,000
                                         -----------    ---------------      ----------
NET INCOME (LOSS) PER COMMON SHARE
    Continuing operations
          Basic                          $      0.22                         $    (0.06)
                                         -----------                         ----------
          Diluted                        $      0.19                         $    (0.05)
                                         -----------                         ----------
    Discontinued operations
          Basic                          $        --                         $     0.92
                                         -----------                         ----------
          Diluted                        $        --                         $     0.79
                                         -----------                         ----------

                      COUNTRY WIDE TRANSPORT SERVICES, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED MARCH 31, 1999
                                   (Unaudited)

                                                           Pro Forma
                                         Historical       Adjustments        Pro Forma
                                         ----------------------------------------------
TRANSPORTATION REVENUES:                 $27,055,000    (a)$(27,055,000)   $         --
                                         -----------    ---------------    ------------
OPERATING EXPENSES:
    Purchased Transportation              23,485,000    (a) (23,485,000)             --
    Salaries and related expenses          1,722,000    (a)  (1,598,000)        124,000
    Operating Expenses                       127,000    (a)    (127,000)             --
    General supplies and expenses            926,000    (a)    (773,000)        153,000
    Depreciation and amortization            149,000    (a)    (149,000)             --
                                         -----------    ---------------    ------------
                                          26,409,000        (26,132,000)        277,000
                                         -----------    ---------------    ------------
OPERATING INCOME (LOSS)                      646,000           (923,000)       (277,000)

OTHER INCOME (EXPENSES):
   Interest Expense                         (148,000)   (b)     148,000              --
   Other, net                                 23,000    (a)     (23,000)             --
                                         -----------    ---------------    ------------
                                            (125,000)           125,000              --
                                         -----------    ---------------    ------------
INCOME (LOSS) FROM CONTINUING
   OPERATIONS                                521,000           (798,000)       (277,000)

GAIN ON SALE OF TRANSPORTATION
SEGMENT NET ASSETS NET OF
APPLICABLE INCOME TAX                             --    (a)   3,976,000       3,976,000
                                         -----------    ---------------    ------------
NET INCOME                                $  521,000       $  3,178,000    $  3,699,000
                                         -----------    ---------------    ------------
NET INCOME (LOSS) PER COMMON SHARE
    Continuing operations
          Basic                           $     0.12                       $      (0.07)
                                         -----------                       ------------
          Diluted                         $     0.10                       $      (0.06)
                                         -----------                       ------------
    Discontinued operations
          Basic                           $       --                       $       0.94
                                         -----------                       ------------
          Diluted                         $       --                       $       0.80
                                         -----------                       ------------

                      COUNTRY WIDE TRANSPORT SERVICES, INC.
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)

(a) To reflect the sale of Vertex for a purchase price equal to the sum of (a) the tangible net book value of the assets acquired less the net book value of the liabilities and obligation assumed and (b) $6,500,000, resulting in a pre tax gain of $4,071,000. The earn-out has been excluded from the calculation of the Purchase Price, as the conditions have not been met. Pursuant to the Asset Purchase Plan, ten percent of the Purchase Price is being held by C.H. Robinson Company. This amount is included in miscellaneous accounts receivable.

(b) To reflect the payment of the debt with the proceeds from the sale.

(c) To reflect the initial distribution to stockholders pursuant to the Plan of Liquidation and Dissolution.

                       PROPOSAL II: ELECTION OF DIRECTORS

     One director of the Company is to be elected at the Annual Meeting. Management recommends that Timothy Lepper be elected to serve for a three year term and until his successor is elected and qualifies. Unless authority to vote for Mr. Lepper is specifically withheld, the shares represented by proxies received from stockholders will be voted in favor of Mr. Lepper as director for election. In the event Mr. Lepper declines or is unable to serve, proxies will be voted for such substitute nominee as the Board may recommend, or the Board may reduce the number of directors to eliminate the vacancy. The Board of Directors, however, has no reason to believe that Mr. Lepper will decline or be unable to serve.

     The Board conducts its business through the meetings and activities of the full Board. Currently, the Company has no audit, executive, nominating or other committees.

     Directors presently do not receive compensation for serving as directors.

     The Board held six meetings during fiscal 1998. The average attendance at the aggregate of the total number of meetings of the board was 100%.

NOMINEE FOR ELECTION AS A DIRECTOR

     For a Three Year Term As Director:

Name                 Age                Position with the Company

Timothy Lepper       51                 President/CEO


     The following is a brief account of the business experience of the nominee for director of the Company for the past five years.

     Timothy Lepper - Age 51. Chairman, Chief Executive Officer and President - Country Wide Transport Service, Inc. Graduated in 1973 from Brockport State College. From 1971-1974 he was employed as a salesman for REA Express and later promoted to District Sales Manager, Rochester and Buffalo, New York. From 1974-1978 he was employed by Time D.C. as Terminal Manager in Rochester and Buffalo, New York. In 1978, Mr. Lepper was Terminal Manager for Transcon Lines, Rochester, New York. In 1978 he co-founded Vertex Transportation, Inc. Mr. Lepper served as President of Vertex from 1978 until its acquisition by CW Truck on July 1, 1994. Effective July 1, 1994, Mr. Lepper was appointed to the post of President of Country Wide Truck Service, Inc. (a subsidiary of the Company) until September 1995 when he was appointed President and CEO of Country Wide Transport Services, Inc. (the "Company"). Mr. Lepper has served as a director of the Company since 1994.

DIRECTORS CONTINUING IN OFFICE

     Mark T. Boyer - Age 42. Director, has spent the majority of his working career in the investment business. Since July, 1992, Mr. Boyer has been the president and a director of ROI Capital Management. During the preceding year, Mr. Boyer managed his personal securities portfolio. From February 1988 through July 1991, he was general partner and portfolio manager with Volpe, Welty & Company, in San Francisco, California, and from May 1982 to February 1988, he was an analyst and fund manager with Fidelity Management Research, Inc., in Boston, Massachusetts. Mr. Boyer received his BA degree, magna cum laude, in finance, accounting, and computer sciences from American University in 1980 and his MBA degree in finance and accounting from Columbia University in 1982. Mr. Boyer has served as a director of the Company since 1995.

     Wayne N. Parry - Age 47. Director and President of Vertex Transportation, Inc., graduated 1973 Cum Laude from Niagara University with a B.S. in Transportation. In 1973 he joined the management training program at Red Star Express Lines, Buffalo, New York and became Customer Service Manager. In 1975 he was employed with Mobil Chemical Company, Macedon, New York as Transportation Manager. In 1978 he co-founded Vertex Transportation, Inc. Mr. Parry served as Vice President and Secretary of Vertex from 1978 until its acquisition by CW Truck on July 1, 1994. Mr. Parry has served as a director of the Company since July 1994.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of Forms 3 and 4 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, the Company believes that Form 4 reports should have been filed with respect to the following transactions and were not:

     (a) Sale of 1,300 shares of common stock on November 3, 1997 and 2,700 shares on November 7, 1997 by Timothy Lepper, President of the Company, at a sale price of $1.00 per share and $0.687 per share respectively.

     (b) Sale of 1,300 shares of common stock on November 3, 1997 and 4,300 shares on November 7, 1997 by Wayne N. Parry, President of Vertex at a sale price of $1.00 per share and $0.687 per share, respectively.

     Messrs. Lepper and Parry have now filed these reports.

     Except as provided above, the Company believes that with respect to fiscal 1998, all other Section 16(a) filing requirements applicable to its officers, directors, and beneficial owners of more than 10% of its equity securities were timely complied with.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid or accrued by the Company during the three years ended June 30, 1998, to its Chief Executive Officer, and each of the other executive officers whose total annual salary and bonus for the fiscal year ended June 30, 1998 exceeded $100,000.00. All of the Company's group life, health, hospitalization or medical reimbursement plans, if any, do not discriminate in scope, terms or operation, in favor of the executive officers or directors of the Company and are generally available to all full-time salaried employees.

Name and                         Fiscal     Annual  Compensation    Long-Term
Principal Position               Year    Salary         Bonus       Compensation

Timothy Lepper (1)               1996    $250,000.00      --             --
President, CEO                   1997    $201,930.00      --             --
                                 1998    $156,697.00      --             --

Wayne N. Parry(1)                1996    $250,000.00      --             --
President                        1997    $201,930.00      --             --
Vertex Transportation, Inc.      1998    $156,697.00

Howard F. Fogle, Jr. (3)         1996    $100,000.00
Vice President - Marketing       1997            --
                                 1998            --

EMPLOYMENT AGREEMENTS

     On July 1, 1994, the Company and its subsidiary, CW Truck, entered into a five year Employment Agreement with Timothy Lepper (the "Lepper Agreement"). The Lepper Agreement currently requires Mr. Lepper to devote substantially all of his business time and attention to the performance of his duties to the Company. The Lepper Agreement also provides for a base salary of $250,000.00 per year, plus participation in the benefits made available to all employees. Effective September 4, 1995, Mr. Lepper was elected President and Chief Executive Officer of the Company.

     On July 1, 1994, the Company and its subsidiary, CW Truck, entered into a five year Employment Agreement with Wayne Parry, under which Mr. Parry is now employed as President of Vertex Transportation (the "Parry Agreement"). The Parry Agreement requires Mr. Parry to devote substantially all of his business time and attention to the performance of his duties to Vertex. The Parry Agreement also provides for a base salary of $250,000.00 per year, plus participation in the benefits made available to all employees.

     During fiscal 1997 and 1998, due to the ongoing hardships incurred by the Company, both officers agreed to defer part of the amounts payable under their employment agreements provided they would be repaid when the Company recovered. For fiscal years ended June 30, 1997 and 1998, the aggregate amount of those deferrals totaled $228,353.00 each. In conjunction with the sale of substantially all of the assets of the Company and in settlement of all outstanding matters related to the employment agreements, Messrs. Lepper and Parry have entered into a Settlement Agreement with the Company in which they agreed to terminate the employment agreements effective on the Closing Date of the sale of Company's assets, provided they are paid a cash settlement of $100,000.00 each. In addition, since Messrs. Lepper and Parry are expected to continue their services on a part time basis on behalf of the Company to implement the proposed Plan of Liquidation and Dissolution, the Settlement Agreement provides that they shall be each entitled to receive a fee from the Holdback Amount pursuant to the Asset Purchase Agreement for their continuing services, with a maximum fee of $25,000.00 if at least 90% of the Holdback Amount is returned to the Company, and progressively smaller sums should less than 90% of the Holdback Amount be returned, and no fee if less than 50% of the Holdback Amount is returned to the Company.

OPTIONS

     Effective May 19, 1997, the Company adopted a stock option plan whereby two of the Company's senior executive officers, to wit, Timothy Lepper and Wayne N. Parry, each were granted the option to purchase up to 425,000 shares of Common Stock of the Company at an option price of $.15 per share. On May 19, 1999, Mr. Lepper and Mr. Parry exercised their options. Based on the reported $.718 per share closing price for the Company's Common Stock on June 30, 1999, Lepper and Parry have each now realized a gain of $241,400.00 on the shares they purchased.

BENEFIT PLANS

     Effective April 1, 1993, the Company adopted a Deferred Compensation 401K Plan (the "Plan") covering all full-time employees of itself and its subsidiaries. To be eligible to participate in the Plan, employees must have been employed by the Company for 90 days. Employees involved in the Plan may contribute up to 20% of their compensation, on a pre-tax basis, subject to statutory and Internal Revenue Service guidelines. Contributions to the Plan are invested, at the direction of the participant. Under one investment option, the Company makes matching contributions. The Company's executives may participate in this Plan.


REPORT OF THE DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors of the Company determines the base salaries of the Company's executive officers and the amount of annual bonus awards to be paid, if any, to the executive officers. In addition, the Board administers the Company's stock option plans under which stock option grants may be made to executive officers and other employees.

     Compensation Policies and Components of Compensation

     The Board of Directors fundamental executive compensation philosophy is to enable the Company to attract and retain key executive personnel and to motivate those executives to achieve the Company's objectives. The assessment of each executive's performance is based on attainment of his or her specific personal objectives in light of the Company's overall annual strategic goals for 1998 related to budget goals, continued growth of the Company through acquisition or otherwise and Company financing. Each objective is weighted in accordance with its relationship with the Company's overall strategic goals and the extent to which the objectives are achieved. The Company's annual strategic goals are established by the Board of Directors.

     Messrs. Lepper and Parry compensation has been subject to the terms of their five year employment agreements. See "Employment Agreements".

     Base Salary

     In setting the base salary levels for each executive officer, the Board of Directors reviews surveys and other available information on the base salaries of executive officers in comparable companies. Factors considered include, but are not limited to, company size, stage of development and uniqueness of a company's products and geographic locations. Internal performance reviews, the level of the executive's responsibilities and the value of the executive's job in the marketplace, are also important criteria in establishing salary increases, in combination with overall compensation recommendations from management. To remain competitive, the Company's base salary ranges generally fall within a broad range of such companies. The Board, however, does not target a specific position in the range of comparative surveys and available data for each executive. Other factors such as length of service and the Board's judgment as to an individual's contribution toward the achievement of the Company's overall annual strategic goals are also considered, but are not assigned any specific mathematical weight.

     Mr. Lepper and Mr. Parry's base salary has been governed by the terms of their employment agreements with the Company. Due to ongoing hardships faced by the Company during the fiscal years ended June 30, 1997 and 1998, Messrs. Lepper and Parry agreed to defer certain portions of their base salary with the understanding that such deferred sums would be repaid by the Company. In conjunction with the sale of substantially all of the assets of the Company and in settlement of all outstanding matters related to the employment agreements, Messrs. Lepper and Parry have entered into a Settlement Agreement with the Company in which they will be paid a cash settlement of $100,000.00 each. For additional discussion see "Employment Agreements".

     Bonus Awards

     The Company does not have formal incentive or bonus plans for executives. As part of the review and setting of annual compensation, there may be annual cash bonuses tied to the achievement of certain specified corporate objectives and milestones. See "Employment Agreements" above. Awards may be based on the attainment by the Company of specific annual milestones set by and evaluated by the Board and are granted at the discretion of the Board. From time to time, based upon exceptional performance relating to achievement of critical milestones or objectives of the Company's annual strategic goals set by the Board of Directors, cash bonus may be awarded to other executive officers and other employees.

     Stock Options

     The purpose of the granting of stock options is to enable the company to attract, reward, compensate and retain people who provide services to the Company and to provide them with an incentive to contribute to the additional technical or commercial success of the Company.

     The Board recognizes that the Company is in a highly competitive field, and the success of the Company is very much dependent on its ability to attract and retain top management talent. The Board has concluded that the best way to compete for key personnel is to offer significant potential rewards based on the Company's success through the issuance of stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In conjunction with the sale of substantially all of the assets of the Company and in settlement of all outstanding matters related to the employment agreements, Messrs. Lepper and Parry have entered into a Settlement Agreement with the Company in which they agreed to terminate the employment agreements effective on the Closing Date of the sale of Company's assets, provided they are paid a cash settlement of $100,000.00 each. In addition, since Messrs. Lepper and Parry are expected to continue their services on a part time basis on behalf of the Company to implement the proposed Plan of Liquidation and Dissolution, the Settlement Agreement provides that they shall be each entitled to receive a fee from the Holdback Amount pursuant to the Asset Purchase Agreement for their continuing services, with a maximum fee of $25,000.00 if at least 90% of the Holdback Amount is returned to the Company, and progressively smaller sums should less than 90% of the Holdback Amount be returned, and no fee if less than 50% of the Holdback Amount is returned to the Company.

     Mr. Parry and Mr. Lepper also own the real property and facilities comprising the principal operating offices of the Company and Vertex's executives offices at 119 Despatch Drive. Under the Asset Purchase Agreement, C.H. Robinson Company will assume the Company's existing lease of the real property and facilities at 119 Despatch Drive for an approximately three year term at $90,000.00 per year, which is the same rental rate currently paid by the Company. As owners of the property, Messrs. Parry and Lepper are anticipated to benefit from the lease with C.H. Robinson Company.

              PROPOSAL III: RATIFICATION OF APPOINTMENT OF AUDITORS

     Subject to stockholder ratification, the Board of Directors has reappointed the firm of Hein + Associates LLP as the independent auditors to examine the Company's financial statements for the year 1999. Hein + Associates LLP has audited the Company's books since 1993. The Board recommends that the stockholders vote FOR such ratification. If the stockholders do not ratify this appointment, other independent auditors will be considered by the Board. Representatives of Hein + Associates LLP are not expected to be present at the Annual Meeting of Stockholders.

     Hein + Associates LLP also examines the financial statements of the Company's subsidiaries and provides other audit services to the Company and its subsidiaries in connection with SEC filings and review of financial statements.

     The Board of Directors recommends that the stockholders vote FOR this Proposal to ratify the selection of Hein + Associates LLP to serve as the Company's independent auditors for the Company's fiscal year ended June 30, 1999.


                                  OTHER MATTERS

     In addition to the matters described above, there will be an address by the Chairman and a general discussion period during which stockholders will have an opportunity to ask questions about the business.

     If any other matter is presented to the meeting which under applicable proxy regulations need not be included in this proxy statement or which the Board of Directors did not know a reasonable time before this solicitation would be presented, the persons named in the accompanying proxy will vote proxies with respect to such matter in accordance with their best judgment.

Future Stockholder Proposals

     As discussed above, if the asset sale is approved and implemented, the Board of Directors does not anticipate holding future Annual Meeting. However, if the asset sale is not approved or a Closing does not occur, then the Company will send a mailing to stockholders stating what it will consider to be the deadline for receipt of any proposal which a stockholder wishes to submit for inclusion for the 2000 Annual Meeting of Stockholders.



                                                      Timothy Lepper
                                                      CEO/President


July __, 1999

                                       Exhibit A to Country Wide Proxy Statement



Country Wide Transport, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1998

                                             [to be attached]

                                       Exhibit B to Country Wide Proxy Statement



Country Wide Transport, Inc.'s Quarterly Report on Form 10-Q for the nine months ended March 31, 1999


                                             [to be attached]

                                                                       Exhibit C

                            ASSET PURCHASE AGREEMENT

                                  by and among


                             C.H. ROBINSON COMPANY,

                           VERTEX TRANSPORTATION, INC.

                                       and

                      COUNTRY WIDE TRANSPORT SERVICE, INC.



                                  June 21, 1999

                                TABLE OF CONTENTS
                                                                            Page
                                                                             No.

ARTICLE I
TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES..................................1
         1.01     Transfer of Assets...........................................1
         1.02     Excluded Assets..............................................3
         1.03     Assumption of Liabilities....................................4
         1.04     Excluded Liabilities.........................................4

ARTICLE II
PURCHASE PRICE; THE CLOSING....................................................4
         2.01     Total Consideration..........................................4
         2.02     Earn-Out.....................................................5
         2.03     Allocation of Purchase Price.................................7
         2.04     The Closing..................................................8
         2.06     Right of Set-Off.............................................9

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF SELLER AND PARENT...........................................................9
         3.01     Incorporation and Power......................................9
         3.02     Subsidiaries................................................10
         3.03     Execution; Delivery; Valid and Binding Agreements...........10
         3.04     Authority; No Breach........................................10
         3.05     Governmental Authorities; Consents..........................10
         3.06     Financial Statements........................................10
         3.07     Absence of Undisclosed Liabilities..........................11
         3.08     No Material Adverse Changes.................................11
         3.09     Absence of Certain Developments.............................11
         3.10     Title to Properties.........................................14
         3.11     Accounts Receivable.........................................15
         3.12     Customers...................................................15
         3.13     Tax Matters.................................................15
         3.14     Contracts and Commitments...................................17
         3.15     Intellectual Property Rights................................20
         3.16     Litigation..................................................20
         3.17     Year 2000 Compliance........................................20
         3.18     Employees...................................................21
         3.19     Employee Benefit Plans......................................21
         3.20     Insurance...................................................23
         3.21     Affiliate Transactions......................................24
         3.22     Carriers....................................................24
         3.23     Compliance with Laws; Permits...............................24
         3.24     Environmental Matters.......................................25
         3.25     Brokerage...................................................27
         3.26     Disclosure..................................................27

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER.......................................28
         4.01     Incorporation and Corporate Power...........................28
         4.02     Execution, Delivery; Valid and Binding Agreement............28
         4.03     No Breach...................................................28
         4.04     Governmental Authorities; Consents..........................28
         4.05     Brokerage...................................................29

ARTICLE V
COVENANTS.....................................................................29
         5.01     Conduct of the Business.....................................29
         5.02     Consent of Stockholders.....................................32
         5.03     Access to Books and Records.................................33
         5.04     Regulatory Filings..........................................33
         5.05     Conditions..................................................33
         5.06     Updating of Schedules.......................................33
         5.07     Consents and Approvals......................................34
         5.08     No Negotiations.............................................34
         5.09     UCC Searches................................................34
         5.10     Continued Employment; Employment Agreements.................34
         5.11     Employee Benefit Plans......................................35
         5.12     Tax Audits..................................................35
         5.13     Noncompetition Covenant.....................................36

ARTICLE VI
CONDITIONS TO CLOSING.........................................................36
         6.01     Conditions to Buyer's Obligations...........................36
         6.02     Conditions to Seller's Obligations..........................39

ARTICLE VII
TERMINATION...................................................................40
         7.01     Termination.................................................40
         7.02     Effect of Termination.......................................40

ARTICLE VIII
SURVIVAL; INDEMNIFICATION.....................................................41
         8.01     Reliance and Survival of Representations and Warranties.....41
         8.02     Indemnification by Seller and Parent........................41
         8.03     Indemnification by Buyer....................................42
         8.04     Method of Asserting Claims..................................42
         8.05     Limitations on Indemnification..............................44

ARTICLE IX
DEFINED TERMS.................................................................44
         9.01     Defined Terms...............................................44

ARTICLE X
MISCELLANEOUS.................................................................45
         10.01    Press Releases and Announcements............................45
         10.02    Expenses....................................................46
         10.03    Further Assurances..........................................46
         10.04    Amendment and Waiver........................................46

         10.05    Notices.....................................................46
         10.06    Assignment..................................................47
         10.07    Severability................................................47
         10.08    Complete Agreement..........................................47
         10.09    Counterparts................................................48
         10.10    Governing Law...............................................48
         10.11    Legal Force and Effect......................................48

                            ASSET PURCHASE AGREEMENT


     This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of June 21, 1999, is made and entered into by and among C.H. ROBINSON COMPANY, a Delaware corporation ("Buyer"), VERTEX TRANSPORTATION, INC., a New York corporation ("Seller"), and COUNTRY WIDE TRANSPORT SERVICES, INC., a Delaware corporation ("Parent").

     WHEREAS, Seller is engaged in the business of providing transportation brokerage and third party transportation services and logistics management (the "Business"); and

     WHEREAS, Parent owns all the issued and outstanding shares of capital stock of Seller; and

     WHEREAS, Seller desires to sell and assign to Buyer, and Buyer desires to purchase and assume from Seller, on the terms and subject to the conditions set forth in this Agreement, substantially all of the assets and certain liabilities of Seller that are currently being used by Seller in the conduct of the Business; and

     WHEREAS, as an inducement to Buyer to consummate the transactions contemplated herein, Seller and Parent are willing to make certain representations, warranties and indemnities in this Agreement for the benefit of Buyer; and

     WHEREAS, as an inducement to Seller and Parent to consummate the transactions contemplated herein, Buyer is willing to make certain representations, warranties and indemnities in this Agreement for the benefit of Seller and Parent.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                  TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES

     1.01 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, Seller shall, at the Closing (as defined in Section
2.04 hereof), sell, transfer and assign to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest, as of the Closing Date (as defined in Section 2.04 hereof), in and to all of the assets of Seller related to, or used in conjunction with, the Business (collectively, except for the excluded assets set forth in Section 1.02 hereof, the "Assets"), including, but not limited to:

          (a) All of the equipment, machinery, vehicles, furniture, fixtures, furnishings and leasehold improvements owned by Seller and used by Seller in the operation of the Business;

          (b) Seller's interest in all real property leases to which Seller is a party that are used in connection with the Business, all of which leases are identified in Schedule 3.10 hereto.

          (c) Seller's interest in all personal property leases to which Seller is a party that are used in connection with the operation of the Business, all of which leases are identified in Schedule 3.10 hereto.

          (d) All of Seller's inventories of supplies used in connection with the Business and Seller's interest in all orders or contracts for the purchase of supplies used in connection with the Business;

          (e) Seller's interest in all licenses, contracts or agreements with respect to the Business to which Seller is a party, including, without limitation, those identified in the Disclosure Schedule under the caption referencing Section 3.23 as being assumed by Buyer;

          (f) All unfilled or uncompleted customer contracts, commitments or purchase or sales orders received and accepted by Seller in connection with the Business in the ordinary course of business;

          (g) All documents or other tangible materials embodying technology or intellectual property rights owned by, licensed to or otherwise controlled by Seller and used in connection with the Business, whether such properties are located on Seller's business premises or on the business premises of Seller's suppliers or customers, including, without limitation all software programs (including both source and object codes) and related documentation for software used in or developed for support of the Business;

          (h) All rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, mask works, trade secrets or other intellectual property rights owned by, licensed to or otherwise controlled by Seller or used in, developed for use in or necessary to the conduct of the Business as now conducted or planned to be conducted including, without limitation, those set forth in the Disclosure Schedule under the caption referencing Section 3.15 and including the rights to institute or maintain any action or investigation for and to recover damages for any past infringement thereof or any actions of unfair competition relating thereto;

          (i) All rights to the names "Vertex Transportation" and "Vertex Logistics Solutions" or any combination of words in which the names "Vertex Transportation" and "Vertex Logistics Solutions" appear or any other rights associated with such names or any right to use such names in all jurisdictions in which Seller either currently uses any such names or has any right to use any such names.

          (j) All of Seller's books, records and other documents and information relating to the Assets or the Business, including, without limitation, all customer, prospect, dealer and distributor lists, sales literature, inventory records, purchase orders and invoices, sales orders and sales order log books, customer information, commission records, correspondence, employee payroll and personnel records, price lists, quotes and bids and all product or services catalogs and brochures;

          (k) All accounts or notes receivable (excluding intra-company accounts) owing to Seller that relate to the Business;

          (l) The current telephone listings of the Business and the right to use the telephone numbers currently being used at the principal offices and other offices or facilities of the Business;

          (m) All permits, licenses and other governmental approvals held by Seller with respect to the Business, to the extent they are assignable;

          (n) All prepaid expenses and deposits made by Seller with respect to the Business; and

          (o) Goodwill (including all goodwill associated with and symbolized by the name or names identified in subsection (i) above as used as a trademark or service mark and all goodwill associated with and symbolized by any other trademark or service mark, trade name or corporate name used in the conduct of the Business as now conducted), all related tangibles and intangibles which Seller uses in the conduct of the Business and all rights to continue to use the Assets in the conduct of a going business.

The parties hereto expressly agree that Buyer is not assuming any of the liabilities, obligations or undertakings relating to the foregoing Assets, except for those liabilities and obligations specifically assumed by Buyer in
Section 1.03 hereof.

     1.02 Excluded Assets. Notwithstanding the terms of Section 1.01, the following assets shall be retained by Seller and shall not be sold, transferred or assigned to Buyer in connection with the purchase of the Assets:

          (a) All cash and cash equivalents of Seller as of the Closing Date;

          (b) All bank accounts of Seller, including all cash on deposit in such accounts;

          (c) All corporate certificates of authority and corporate minute books and the corporate stock record or register of Seller;

          (d) Such agreements, licenses, permits or other certificates of authority which, by their terms, are nonassignable, all of which are identified in the Disclosure Schedule under the caption referencing Section
     3.14 or Section 3.23 as being retained by the Seller; and

          (e) All items set forth in the Disclosure Schedule under the caption referencing this Section 1.02(e).

     1.03 Assumption of Liabilities. Buyer shall assume, pay, perform in accordance with their terms or otherwise satisfy, as of the Closing Date:

          (a) All trade accounts payable of Seller as of the Closing Date (excluding any accounts payable arising out of the excluded assets listed in Section 1.02(e) of the Disclosure Schedule); and

          (b) Seller's obligations under the leases, agreements, contracts, arrangements and licenses assigned to Seller pursuant to Section 6.01(f).

     1.04 Excluded Liabilities. Other than as set forth above in Section 1.03, Seller shall retain, and Buyer shall not assume, and nothing contained in this Agreement shall be construed as an assumption by Buyer of, any liabilities, obligations or undertakings of Seller or Parent of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown, due or to become due, unliquidated or otherwise. Seller and Parent shall be responsible for all of the liabilities, obligations and undertakings of Seller and Parent not assumed by Buyer pursuant to Section 1.03 hereof.

                                   ARTICLE II

                           PURCHASE PRICE; THE CLOSING

     2.01 Total Consideration.

          (a) Subject to the adjustments described in clause (b) below, the total consideration to be paid by Buyer for the Assets is the sum of (i) the tangible net book value of the Assets as of the Closing Date, after deducting the net book value of the liabilities and obligations of Seller to be assumed by Buyer pursuant to Section 1.03, (ii) $6,500,000 (together with the tangible net book value of the Assets and assumed liabilities, the "Closing Purchase Price"), and (iii) an Earn-Out (defined below) payable to Seller in accordance with Section 2.02 (together with the Closing Purchase Price, the "Total Consideration").

          (b) A calculation of the estimated tangible net book value of the acquired Assets and assumed liabilities of Seller as of the Closing Date (the "Closing Book Value") shall be prepared by Seller (the "Closing Date Statement") and furnished to Buyer two days prior to Closing. Buyer and its independent accountants, Arthur Andersen LLP, shall have the right to review and copy the books and records and supporting work papers (including schedules, memoranda and other documents) of Seller related to the Closing Book Value and the Closing Date Statement. Buyer and Seller shall work together in good faith during a period of up to thirty (30) days following the Closing Date to determine and mutually agree upon the actual tangible net book value of the acquired Assets and assumed liabilities (the "Actual Book Value") as of the Closing Date. If Seller and Buyer do not resolve any disputes arising in connection with the calculation of the Actual Book Value, such dispute shall be resolved in accordance with the procedures set forth in Section 2.02(e). The Closing Purchase Price shall be decreased or increased dollar-for-dollar by the amount, if any, by which Actual Book Value is determined to be inconsistent with Seller's calculation of Closing Book Value as set forth on the Closing Date Statement (any such decrease or increase being hereinafter referred to as, the "Closing Adjustment"). The Closing Adjustment, if a decrease, shall, in Buyer's sole and absolute discretion, be set-off against the Earn-Out pursuant to Section 2.06 or be paid to Buyer by Seller by wire transfer in immediately available funds within ten (10) days after final determination of the Closing Adjustment. The Closing Adjustment, if an increase, shall be paid to Seller by wire transfer in immediately available funds within ten (10) days after final determination of the Closing Adjustment.

     2.02 Earn-Out.

          (a) In the event the Adjusted Pre-Tax Income (as defined below) of the ongoing Business for the first twelve months following the Closing Date (the "Earn-Out Period") exceeds $1,000,000, Seller shall be entitled to receive remuneration equal to fifty percent (50%) of such excess Adjusted Pre-Tax Income (the "Earn-Out"). Notwithstanding the foregoing, in no event shall the Earn-Out exceed $500,000. Within two (2) business days of the later of (x) the date the Earn-Out Statement (defined below) is accepted by Seller or deemed accepted by the Seller pursuant to Section 2.02(d), or (y) if the Seller shall have delivered an Objection Notice (defined below), the date that such dispute is resolved in accordance with the procedures of Sections 2.02(d) and 2.02(e), Buyer shall pay and deliver to Seller the Earn-Out.

          (b) Within forty-five (45) days after the end of the Earn-Out Period, Buyer shall prepare and deliver to the Seller (i) copies of financial statements for the Business for the Earn-Out Period and (ii) a statement, certified as being true and correct in all material respects by an officer of Buyer, that shall identify the Adjusted Pre-Tax Income for the Business with reasonable detail and accompanied by reasonable supporting documentation to demonstrate the basis for calculating Adjusted Pre-Tax Income based upon Seller's and Buyer's financial statements, substantially in the form attached hereto as Exhibit 2.02(b) (the "Earn-Out Statement").

          (c) The Earn-Out Statement shall be subject to review by Seller or, at Seller's option and expense, by an independent public accounting firm of its choice. Buyer shall permit the Seller and its representatives to have reasonable access during normal business hours to all relevant accounting records, data and information upon which the Earn-Out Statement was prepared and to the Buyer's employees and/or representatives who assisted in its preparation; provided, that to gain access to independent accountant's work papers, Seller shall execute requisite indemnity agreements to the accountants.

          (d) Seller shall be deemed to have accepted the Earn-Out Statement and the Adjusted Pre-Tax Income indicated therein unless, within thirty (30) days after the date of delivery of the Earn-Out Statement, Seller delivers written notice (the "Objection Notice") to Buyer of objection to any item thereon, which notice shall specify in reasonable detail the basis for such objection. If Seller gives an Objection Notice, Buyer and Seller shall attempt in good faith to resolve the dispute as promptly as possible, subject to the provisions of Section 2.02(e).

          (e) If Buyer and Seller have not been able to agree upon a resolution of the dispute within thirty (30) days after the date of delivery of the Objection Notice (which ten (10) day period may be extended by written agreement of the parties), such dispute shall be resolved fully, finally and exclusively through use of a mutually agreeable nationally recognized, independent accounting firm ("Independent Accounting Firm"), and such determination shall be final and binding on the parties. If Seller and Buyer cannot mutually agree on the identity of the Independent Accounting Firm, then Seller and Buyer shall each submit to the other party's independent auditor the name of a national accounting firm (other than Hein & Associates LLP or Arthur Andersen LLP), and the Independent Accounting Firm shall be selected by lot from those two firms by the independent auditors of the two parties. The fees and expenses of the Independent Accounting Firm incurred in the resolution of such dispute shall be borne by the party against whom a change in the final determination of Adjusted Pre-Tax Income is made. If no national accounting firm shall be willing to serve as the Independent Accounting Firm, then an arbitrator shall be selected to serve as such, such selection to be according to the above procedures. The costs of arbitration shall be apportioned between Seller and Buyer as determined by the arbitrator in such manner as the arbitrator deems reasonable taking into account the circumstances of the case, the conduct of the parties during the proceeding, and the result of the arbitration. Any arbitration proceeding shall be commenced within thirty
     (30) days of the date of delivery of the Objection Notice and be concluded in a maximum of two (2) months from the date of delivery of the Objection Notice. All negotiations pursuant to this Section 2.02(e) shall be treated as compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence and comparable state rules of evidence, and all negotiations, submissions to an Independent Accounting Firm, and arbitration proceedings under this Section 2.02 shall be treated as confidential information. Any Independent Accounting Firm and any arbitrator shall be bound by a mutually agreeable confidentiality agreement. The procedures of this Section 2.02 are exclusive. The decision rendered pursuant to this Section 2.02 may be filed as a judgment in any court of competent jurisdiction. Either party may seek specific enforcement or take other necessary legal action to enforce any decision under this
     Section 2.02. The other party's only defense to such a request for specific enforcement or other legal action shall be fraud by or on the Independent Accounting Firm or the arbitrator.

          (f) The Earn-Out is personal to Seller, and may not be transferred without the prior written consent of Buyer (which will not be unreasonably withheld) and for any reason other than by operation of law. Any attempted transfer of the Earn-Out right by Seller or Parent (other than as set forth in the preceding sentence) shall be null and void. Any payment of Earn-Out shall be deemed to include interest at the minimum rate required by the Internal Revenue Code of 1986, as amended (the "Code"), with respect to deferred payments.

          (g) The Earn-Out shall represent only a right to receive cash from Buyer subject to the terms set forth herein. The Earn-Out shall not possess any attributes of common stock and shall not entitle Seller or Parent to any rights of any kind other than as specifically set forth herein.

          (h) For purposes of this Agreement, "Adjusted Pre-Tax Income" shall mean, with respect to the Business, an amount equal to the gross income recognized in the ordinary course of business less all of the applicable costs and operating expenses (including but not limited to overhead charges), except each of the following expenses payable with respect to such period: (A) income taxes, and (B) any deductions for interest expense and the amortization of intangibles resulting from Buyer's acquisition of the Assets. The calculation of Adjusted Pre-Tax Income shall be determined based on the books and records of Seller and Buyer maintained in a manner consistent with generally accepted accounting principles, consistently applied ("GAAP") as applied by Buyer (an example of such calculation is attached hereto as Exhibit 2.02(h)).

          (i) Seller and Parent acknowledge and agree that Buyer, either directly or indirectly through one or more of its branches or affiliates, shall be free to conduct businesses that compete with the Business and to acquire one or more businesses that compete with the Business, and such competing businesses shall not be considered for purposes of determining the Earn-Out; provided, however, that Buyer agrees that it will not reassign Seller's customer accounts existing as of the Closing Date to other subsidiaries or branches of Buyer prior to the expiration of the Earn-Out Period.

     2.03 Allocation of Purchase Price. The Buyer and Seller have allocated the Closing Purchase Price among the Assets and the noncompetition agreement (set forth in Section 5.14) as set forth on Exhibit 2.03, which exhibit shall be updated as of the Closing Date in such a manner as determined by Buyer subject to Seller's consent (which shall not be unreasonably withheld), after taking into account the applicable Treasury Regulations and the fair market value of such items. Buyer shall prepare for filing all Returns (as defined in Section 3.13(a)) that may be required with respect to the transaction provided for herein pursuant to Section 1060 of the Code, any Treasury Regulations promulgated thereunder, any other similar provision of the Code and any other similar, applicable foreign, state or local tax law or regulation. Buyer shall be responsible for filing and paying all state or local sales tax associated with the transfer of the Assets from Seller to Buyer. Seller shall provide information that may be required by Buyer for the purpose of preparing such Returns, execute and file such Returns as requested by Buyer and file all other returns and tax information on a basis that is consistent with such Returns prepared by Buyer.

     2.04 The Closing.

          (a) The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Dorsey & Whitney, 220 South Sixth Street, Minneapolis, Minnesota at 10:00 a.m. on or before the Monday (or Tuesday, if banks are closed in Minneapolis on such Monday) following the business day after all conditions to the parties' obligations set forth in Article VI hereof have been satisfied or waived by the party entitled to the benefit of such condition, or at such other place and on such other date as is mutually agreeable to Buyer and Seller. The date on which the Closing occurs is referred to herein as the "Closing Date," and the Closing shall be deemed effective as of 8:00 a.m., Minneapolis time, on the Closing Date.

          (b) The Closing Purchase Price, less ten percent (10%) of the amount thereof which shall be withheld by Buyer and disbursed in accordance with
     Section 2.05 below (the "Holdback Amount"), shall be payable by wire transfer on the Closing Date in immediately available funds to an account specified by Seller two days before Closing. At the Closing, each party shall deliver to the party entitled to receipt thereof the documents required to be delivered pursuant to Article VIII hereof and such other documents, instruments and materials (or complete and accurate copies thereof, where appropriate) as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for the receiving party. The conveyance, transfer, assignment and delivery of the Assets and assumed liabilities shall be effected by Seller's execution and delivery to Buyer of an Omnibus Assignment, Conveyance and Bill of Sale substantially in the form attached hereto as Exhibit 2.04 and such other instruments of conveyance, transfer, assignment and delivery as Buyer shall reasonably request to cause Seller to transfer, convey, assign and deliver the Assets to Buyer.

     2.05 Holdback Amount. At the Closing, Buyer shall withhold from the Closing Purchase Price the Holdback Amount, which shall be available to compensate Buyer and its affiliates for (i) any accounts receivable included in the Assets which prove to be uncollectible (in excess of the allowance for doubtful accounts set forth on the Latest Balance Sheet (as defined in Section 3.06 hereof)), and (ii) any claims, losses, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, incurred by Buyer, its officers, directors or affiliates, for which Seller is obligated to provide indemnification in accordance with the indemnification provisions of Article VIII of this Agreement. For these purposes, each payment on an account shall be credited against the invoice the customer indicates is being paid, and if not so indicated, then against the oldest receivable; and Seller shall have reasonable access during normal business hours to the books and records related to receivables and receipts until the Holdback Termination Date (defined below). On the six (6) month anniversary of the Closing Date (the "Holdback Termination Date"), the Holdback Amount, less any claims made by Buyer that have been paid out of the Holdback Amount, shall be disbursed to Seller by wire transfer in immediately available funds, and all accounts receivable which have been determined by Buyer to be uncollectible and which have been offset against the Holdback Amount shall be transferred to Seller; provided, however, that the remaining Holdback Amount, if any, shall not be disbursed to Seller with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Buyer to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the six (6) month anniversary of the Closing Date specified in any notice delivered to Buyer prior to such six (6) month anniversary date. As soon as all such claims have been resolved, Buyer shall deliver to Seller the remaining portion of the Holdback Amount not required to satisfy such claims. Any subsequent payment of the Holdback Amount shall be deemed to include interest at the minimum rate required by the Code.

     2.06 Right of Set-Off. Buyer may set-off any amounts to which it may be entitled under the terms of this Agreement against amounts otherwise payable under this Article II. Neither the exercise of, nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it hereunder.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                              OF SELLER AND PARENT

     As a material inducement to Buyer to enter into this Agreement, with the understanding that Buyer will be relying thereon in consummating the transactions contemplated hereunder, and except as set forth in the Disclosure Schedule delivered by Seller to Buyer on the date hereof (the "Disclosure Schedule") (which Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article III under captions referencing the Sections to which such exceptions apply), Seller and Parent, jointly and severally, hereby make the representations and warranties set forth in this Article III.

     3.01 Incorporation and Power. Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York;
(ii) has all requisite power and authority to carry on and conduct the Business as it is now being conducted and to own, lease and operate the Assets; and (iii) is duly qualified or licensed and in good standing in each jurisdiction in which the conduct of the Business or the ownership, leasing or operation of the Assets requires it to be so qualified. Parent (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;
(ii) has all requisite power and authority to carry on and conduct its business as it is now being conducted and to own, lease and operate its properties and assets; and (iii) is duly qualified or licensed and in good standing in each jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified. Neither Seller nor Parent is in default under or in violation of any provisions of its articles of incorporation or bylaws.

     3.02 Subsidiaries. Except as otherwise set forth in the Disclosure Schedule under the caption referencing this Section 3.02, the Assets do not include any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity.

     3.03 Execution; Delivery; Valid and Binding Agreements. The execution, delivery and performance of this Agreement by Seller and Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Seller and Parent, and, except for approval by Parent's stockholders, no other proceedings on their part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Seller and Parent and, assuming that this Agreement is the valid and binding agreement of Buyer, constitutes the valid and binding obligation of Seller and Parent, enforceable in accordance with its terms.

     3.04 Authority; No Breach. Each of Seller and Parent have the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each of Seller and Parent and the consummation by each of Seller and Parent of the transactions contemplated hereby do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration of any lien, security interest, charge or encumbrance upon any of the Assets, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under, the provisions of the articles of incorporation or bylaws of either Seller or Parent or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which either Seller or Parent or the Assets is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which either Seller or Parent or the Assets is subject.

     3.05 Governmental Authorities; Consents. Neither Seller nor Parent is required to submit any notice, report or other filing with any governmental or regulatory authority in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental authority or any other party or person is required to be obtained by either Seller or Parent in connection with the execution, delivery and performance of this Agreement or the transactions contemplated hereby.

     3.06 Financial Statements. Seller and Parent have delivered to Buyer copies of (a) the unaudited balance sheet, as of April 30, 1999 of the Business (the "Latest Balance Sheet") and the unaudited statements of earnings, shareholders' equity and cash flows of the Business for the ten-month period ended April 30, 1999 (such statements and the Latest Balance Sheet being herein referred to as the "Latest Financial Statements") and (b) the audited balance sheets, as of June 30, 1998 and 1997, of Parent and the audited statements of earnings, shareholders' equity and cash flows of Parent for each of the years ended June 30, 1998 and 1997 (collectively, the "Annual Financial Statements"). Seller's accounting for "unsettled trips" as of the date of the Latest Financial Statements has been consistent with Seller's historical accounting practices therefor. The Latest Financial Statements and the Annual Financial Statements are based upon the information contained in the books and records of Seller and Parent and fairly present the financial condition of the business as of the dates thereof and results of operations for the periods referred to therein. The Annual Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods indicated. The Latest Financial Statements have been prepared in accordance with GAAP applicable to unaudited interim financial statements (and thus might not contain all notes and might not contain prior period comparative data which are required to be prepared in accordance with GAAP) consistently with the Annual Financial Statements and reflect all adjustments necessary to a fair statement of the results for the interim period(s) presented.

     3.07 Absence of Undisclosed Liabilities. Except as reflected in the Latest Balance Sheet, with respect to the Assets or the operations of the Business, Seller has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, other than liabilities which have arisen after the date of the Latest Balance Sheets in the ordinary course of business consistent with past practices (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit).

     3.08 No Material Adverse Changes. Since the date of the Latest Balance Sheet, there has been no material adverse change in the assets, financial condition, operating results, employee, customer or supplier relations, business condition or prospects of Seller. No event has occurred which, so far as can be reasonably foreseen, might result in any such change.

     3.09 Absence of Certain Developments. Since the date of the Latest Balance Sheet, the Business has been operated in the ordinary course, consistent with past practices. As amplification and not limitation of the foregoing, since the date of the Latest Balance Sheet, neither Seller nor Parent has:

          (a) borrowed any amount or incurred or become subject to any liability or obligation in excess of $25,000 (whether absolute, accrued, contingent or otherwise and whether due or to become due), except (i) current liabilities incurred in the ordinary course of business consistent with past practices (which does not include credits or advances from HSBC Bank USA (formerly Marine Midland Bank)), and (ii) liabilities under contracts entered into in the ordinary course of business consistent with past practices;

          (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of the Assets, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business consistent with past practices for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like,
     (iii) liens in respect of pledges or deposits under workers' compensation laws, (iv) liens set forth under the caption referencing this Section 3.09 in the Disclosure Schedule, or (v) liens voluntarily created in the ordinary course of business consistent with past practices, all of which liens in clauses (i) through (v) are less than $25,000 in the aggregate;

          (c) discharged or satisfied any lien or encumbrance or paid any liability, in each case with a value in excess of $25,000, other than current liabilities paid in the ordinary course of business consistent with past practices;

          (d) sold, assigned, leased, licensed, transferred or otherwise disposed of (including, without limitation, transfers to any employees, affiliates or shareholders) any tangible assets of the Business which, individually or in the aggregate, have a fair market value in excess of $25,000, or canceled any debts or claims, in each case, except in the ordinary course of business consistent with past practices;

          (e) sold, assigned, leased, licensed, transferred or otherwise disposed of (including, without limitation, transfers to any employees, affiliates or shareholders) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets used in or held for use in the Business;

          (f) disclosed to any person, other than Buyer or authorized representatives of Buyer, any proprietary confidential information of the Business or otherwise related to the Assets, other than pursuant to a confidentiality agreement prohibiting the use and further disclosure of such information, which agreement is identified in the Disclosure Schedule under the caption referencing this Section 3.09 and is in full force and effect on the date hereof;

          (g) waived any rights of material value or suffered any extraordinary losses or adverse changes in collection loss experience, whether or not in the ordinary course of business or consistent with past practice;

          (h) taken any other action or entered into any other transaction other than in the ordinary course of business consistent with past practices, or entered into any transaction with any "insider" (as defined in Section 3.21) other than the transactions contemplated by this Agreement;

          (i) suffered any material theft, damage, destruction, casualty or loss of or to any property or properties owned or used by it in connection with the Business, whether or not covered by insurance;

          (j) made, granted, promised or announced any bonus or any wage, salary or compensation increase to any director, officer, or employee, or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement, or made any commitment or incurred any liability to any labor organization;

          (k) made any single capital expenditure or commitment therefor in excess of $25,000;

          (l) made any loans or advances to, or guarantees for the benefit of, any persons such that the aggregate amount of such loans, advances or guarantees at any time outstanding is in excess of $25,000;

          (m) made charitable contributions or pledges which, individually or in the aggregate, exceed $5,000;

          (n) made any change in accounting or tax principles or practices from those utilized in the preparation of the Annual Financial Statements, Latest Financial Statements or the Returns referred to in Section 3.13(a);

          (o) experienced any amendment, modification or termination of any existing, or entered into any new, contract, agreement, plan, lease, license, permit or franchise which is, either individually or in the aggregate, material to its business, operations, financial position or prospects other than in the ordinary course of business consistent with past practices;

          (p) experienced any change in any assumption underlying or method of calculating, any bad debt, inventory, warranty, contingency or other reserve;

          (q) written off as uncollectible any note or account receivable, or canceled any debts, other than in the ordinary course of business consistent with past practices;

          (r) failed to replace or replenish supplies as such supplies may have been depleted from time to time, collect accounts receivable, pay accounts payable or shorten or lengthen the customary payment cycles for any of its payables or receivables or otherwise manage its working capital accounts in the ordinary course of business consistent with past practices;

          (s) experienced any write-down or write-up of (or failed to write-down or write-up in accordance with GAAP) the value of any inventories, receivables or other assets, or revalued any of its assets;

          (t) failed to maintain all material Assets in accordance with good business practice and in good operating condition and repair, ordinary wear and tear excepted; or

          (u) discontinued or altered, in any material respect, its advertising or promotional activities or its pricing and purchasing policies.

     3.10 Title to Properties.

          (a) Neither Seller nor Parent own any real property. The real property demised by the leases (the "Leases") described under the caption referencing this Section 3.10 in the Disclosure Schedule constitutes all of the real property currently used or occupied by Seller in connection with the Business (the "Real Property"). The Real Property has access, sufficient for the conduct of the Business as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the Business at that location. The buildings, structures, leasehold improvements and other physical improvements of any kind situated on the Real Property are free from material defects, have been maintained in good operating, sanitary and readily usable condition, and are sufficient for the continued conduct of the Business after the Closing in the same manner as conducted prior to the Closing.

          (b) The Leases are in full force and effect, and Seller holds a valid and existing leasehold interest under each of the Leases for the term set forth under such caption in the Disclosure Schedule. Seller has delivered to Buyer complete and accurate copies of each of the Leases, and none of the Leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Buyer. Seller is not in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the best knowledge of Seller, is any other party to any of the Leases in default.

          (c) Seller owns good and marketable title to the Assets, including each of the tangible assets reflected on the Latest Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable, (ii) liens set forth under the caption referencing this Section
     3.10 in the Disclosure Schedule, (iii) the properties subject to the Leases, (iv) assets disposed of since the date of the Latest Balance Sheet in the ordinary course of business consistent with past practices, (v) liens imposed by law and incurred in the ordinary course of business consistent with past practices for obligations not yet due to carriers, warehousemen, laborers and materialmen, and (vi) liens in respect of pledges or deposits under workers' compensation laws, all of which liens in clauses (i) through (vi) aggregate less than $5,000.

          (d) Section 3.10 of the Disclosure Schedule includes an itemized list of all Assets which constitute equipment, machinery, motor vehicles, trailers, furniture, fixtures, furnishings and leasehold improvements which are (i) owned by Seller, (ii) leased by Seller as lessee, or (iii) owned by any third party for which Seller is responsible. All items of such property are in good operating and readily usable condition and state of repair, ordinary wear and tear excepted, have been properly serviced and maintained in accordance with usual and customary business practices and are fit for the purposes for which it has been used.

          (e) Seller has not received any notice of any condemnation proceeding with respect to any of the Real Property.

          (f) There are no improvements being made or planned by any public or private authority, the costs of which are to be assessed as special taxes or charges against any of the Real Property, and there are no present assessments.

     3.11 Accounts Receivable. The accounts receivable, notes receivable and other receivables of the Business reflected on the Latest Balance Sheet and those arising thereafter are valid receivables created in the ordinary course of business consistent with past practices, are not subject to valid counterclaims or set-offs, and are collectible in full accordance with their terms within thirty (30) days after the date thereof, except to the extent of the bad debt reserve reflected on the Latest Balance Sheet, or such receivable is collectible in full in accordance with the terms set forth in Section 3.11 of the Disclosure Schedule. The goods and services sold and delivered by Seller that gave rise to such accounts receivable were sold and delivered in conformity with all applicable purchase orders, agreements and specifications.

     3.12 Customers. Under the caption referencing this Section 3.12, the Disclosure Schedule lists each customer of Seller to which net sales in excess of $10,000 have been made by Seller during the eleven-month period ended May 31, 1999, and sets forth opposite the name of each such customer the amount of net sales made to each such customer for such period. Since July 1, 1998, no customer listed on the Disclosure Schedule under the caption referencing this
Section 3.12 has indicated that it will stop or decrease the rate of business done with Seller except for changes in the ordinary course of Seller's business consistent with past practices.

     3.13 Tax Matters.

          (a) Each of Seller and Parent, any affiliated, combined, consolidated, or unitary group of which either Seller or Parent is or was a member, and any "Plans" (as defined in Section 3.19), as the case may be (each, a "Tax Affiliate" and, collectively, the "Tax Affiliates"), has: (i) timely filed, or has had timely filed on its behalf, or will timely file, all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any "Taxes" (as defined in subsection (n) below) or required to be filed or sent by it by any taxing authority having jurisdiction, for all periods prior to the Closing Date and all such Returns are true, correct and complete; (ii) timely and properly paid, or has had paid on its behalf or will timely and properly pay, all Taxes due and payable in connection with such Returns; and (iii) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code) and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

          (b) All Taxes of Seller and any Tax Affiliate which will be due and payable, whether now or hereafter, for any period ending on, ending on and including, or ending prior to the Closing Date, shall have been paid by or on behalf of Seller or shall be reflected on the Seller's or Parent's books as an accrued Tax liability, either current or deferred.

          (c) There are no liens for Taxes upon any of the Assets or any assets of a Tax Affiliate, except liens for Taxes not yet due and payable. Seller is not a party to any tax sharing agreement or other arrangement for the payment or reimbursement of Taxes.

          (d) No deficiency for any Taxes has been proposed, asserted or assessed against Seller or any Tax Affiliate that has not been resolved and paid in full. No waiver, extension or comparable consent given by Seller or the Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Seller or any Tax Affiliate by any Taxing authority regarding any such Tax audit or other proceeding, or, to the best knowledge of Seller, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. Seller does not expect the assessment of any additional Taxes of Seller or the Tax Affiliates and are not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of Seller or the Tax Affiliates which would exceed the estimated reserves established on the Latest Financial Statements.

          (e) Neither Seller nor any Tax Affiliate is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of
     Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by Seller or any Tax Affiliate that are not deductible (in whole or in part) under Section 280G of the Code.

          (f) Neither Seller nor any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.

          (g) No Asset is property that Seller or any Tax Affiliate is or will be required to treat as being owned by another person under the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

          (h) Neither Seller nor any Tax Affiliate is required to include in income any adjustment under Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by either Seller or any Tax Affiliate as a result of the Tax Reform Act of 1986 and neither Seller nor any Tax Affiliate has knowledge that the Internal Revenue Service (the "IRS") has proposed any such adjustment or change in accounting method.

          (i) All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of
     Section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Returns filed before the Closing Date, will be reported in such a manner or adequately disclosed) on the Returns required in accordance with Sections 6661(b)(2)(B) and 6662(d)(2)(B) of the Code.

          (j) Neither Seller nor any Tax Affiliate has engaged in any transaction that would result in a deemed election under Section 338(e) of the Code, and neither Seller nor any Tax Affiliate will engage in any such transaction within any applicable "consistency period" (as such term is defined in Section 338 of the Code).

          (k) Seller and each of the Tax Affiliates have evidence of payment for all taxes, charges, fees, levies, or other assessments of a foreign country paid or accrued for any year in which Seller or the Tax Affiliates have claimed the foreign tax credit and for which such years are still open years subject to audit by the IRS.

          (l) All deductions claimed or reported on all Returns of Seller and each of the Tax Affiliates on account of royalties or similar fees payable with respect to any intellectual property of Seller or any other party are allowable in full.

          (m) No consent under Section 341(f) of the Code has been filed with respect to Seller or Parent.

          (n) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon Seller or any Tax Affiliate.

     3.14 Contracts and Commitments.

          (a) Under the caption referencing this Section 3.14, the Disclosure Schedule lists the following agreements, whether oral or written, to which Seller or Parent is a party and which are currently in effect and which relate to the operation of the Business or the Assets:

               (i) collective bargaining agreement or contract with any labor union;

               (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan, other than as described under the caption referencing Section 3.19 (or excluded by such Section from inclusion thereunder) in the Disclosure Schedule;

               (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal, other than as described under the caption referencing Section 3.19 in the Disclosure Schedule (or excluded by such Section from inclusion thereunder);

               (iv) stock purchase or stock option plan;

               (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person;

               (vi) confidentiality agreement;

               (vii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the Assets;

               (viii) guaranty by it of any obligation for borrowed money or otherwise;

               (ix) lease or agreement under which it is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $10,000, other than as described in the Disclosure Schedule under the caption referencing Section 3.10;

               (x) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $10,000, other than as described in the Disclosure Schedule under the caption referencing Section 3.10;

               (xi) contract or group of related contracts with the same party for the purchase of products or services under which the undelivered balance of such products or services is in excess of $10,000;

               (xii) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $10,000;

               (xiii) contract or group of related contracts with the same party (other than any contract or group of related contracts for the purchase or sale of products or services) continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days' or less notice without penalty and involving more than $10,000;

               (xiv) contract or group of related contracts with the same party calling for any rebates, allowances, discounts, performance money or compensation of any type previously paid or granted or to be paid or granted to or by Seller;

               (xv) contract which prohibits Seller from freely engaging in business anywhere in the world;

               (xvi) franchise agreement;

               (xvii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by Seller in connection with the intellectual property rights listed under the caption referencing Section 3.15 in the Disclosure Schedule;

               (xviii) contract or commitment for capital expenditures in excess of $10,000;

               (xix) agreement for the sale of any capital asset;

               (xx) contract with any affiliate which in any way relates to Seller (other than for employment on customary terms);

               (xxi) contract under which a sale of all or substantially all of the Assets of Seller or Parent terminates or modifies any of Seller's rights or obligations; or

               (xxii) other agreement which is either material to the Business or the transactions contemplated hereby or which was not entered into in the ordinary course of business consistent with past practices.

     The Disclosure Schedule referencing this Section 3.14 shall separately indicate whether any contract, commitment or obligation of Seller listed on such schedule has been guaranteed by Parent.

          (b) Seller has performed all obligations required to be performed by it in connection with the contracts or commitments required to be disclosed in the Disclosure Schedule under the caption referencing this Section 3.14 and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption. Seller has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption. Seller has no knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

          (c) Prior to the date of this Agreement, Seller has provided to Buyer a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, referred to under the caption referencing this Section 3.14 in the Disclosure Schedule, together with all amendments, waivers or other changes thereto.

     3.15 Intellectual Property Rights. The Disclosure Schedule describes under the caption referencing this Section 3.15 all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by Seller in connection with the conduct of the Business or used in, developed for use in or necessary to the conduct of the Business as now conducted or planned to be conducted. Seller owns and possesses all right, title and interest, or holds a valid license, in and to the rights set forth under such caption. The Disclosure Schedule describes under the caption referencing this Section 3.15 all intellectual property rights which have been licensed to third parties and those intellectual property rights which are licensed from third parties. Seller has taken all necessary action to protect the intellectual property rights set forth under such caption. Seller has not received any notice of, nor are there any facts known to

Seller which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the intellectual property rights which are listed; no claim by any third party contesting the validity of any intellectual property rights listed under such caption has been made, is currently outstanding or, to the best knowledge of Seller, is threatened; Seller has not received any notice of any infringement, misappropriation or violation by Seller of any intellectual property rights of any third parties and Seller has not infringed, misappropriated or otherwise violated any such intellectual property rights; and no infringement, illicit copying, misappropriation or violation has occurred with respect to products currently being sold by Seller or with respect to the products currently under development (in their present state of development) or with respect to the conduct of the Business as now conducted.

     3.16 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of Seller, threatened against Seller or Parent, at law or in equity, or before or by any arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, nor is there any basis therefor. No governmental entity has at any time challenged or questioned the legal right of Seller to offer or sell any of their products or services in the present manner or style thereof.

     3.17 Year 2000 Compliance. The software and hardware operated by Seller in connection with the Business and being transferred to Buyer as part of the Assets is Year 2000 Compliant, including date century recognition, calculations which accommodate same century and multi-century formulas and date values that reflect the century. As used herein, "Year 2000 Compliant" shall mean the ability of the software and hardware to (i) consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates; (ii) function accurately in accordance with all documentation without interruption before, during and after January 1, 2000, without any change of operations associated with the advent of the new century; (iii) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century. To the knowledge of Seller, the ability of Seller's significant suppliers, customers, carriers and others with which it conducts business to identify and resolve their own Year 2000 issues will not have a material adverse effect on the Business.

     3.18 Employees. Seller or Parent has provided Buyer a complete listing of all employees of Seller or Parent who are dedicated to and perform services in connection with the Business (the "Dedicated Employees"), as well as independent contractors and leased employees dedicated to the Business, as of the date referenced therein, including their respective names, job titles and locations. Seller or Parent has provided Buyer a complete listing of the current salary or wage, and the current status (as to leave or disability pay status) of all Dedicated Employees. To the best knowledge of Seller or Parent, no executive employee and no group of Dedicated Employees has any plans to terminate his, her or their employment, whether in connection with the transactions contemplated by this Agreement or otherwise. With respect to the Dedicated Employees, (i) Seller and Parent have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (ii) Seller and Parent have no material labor relations problem pending and their labor relations are satisfactory; (iii) there are no workers' compensation claims pending against Seller or Parent nor is Seller or Parent aware of any facts that would give rise to such a claim; and (iv) to the best knowledge of Seller or Parent, no Dedicated Employee is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the Business. No employee or former employee of Seller or Parent has any claim with respect to any intellectual property rights of such company set forth in the Disclosure Schedule under the caption referencing Section 3.15.

     3.19 Employee Benefit Plans.

          (a) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and "Plan" means every plan, fund, contract, program and arrangement (whether written or not) which is maintained or contributed to by Seller or Parent (or any company or affiliate thereof acquired by Seller) for the benefit of present or former employees or with respect to which Seller or Parent otherwise has current or potential liability. "Plan" includes any arrangement intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, workers' compensation, life insurance, death, disability, legal services, severance, sickness or accident benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA), (iii) bonus, incentive compensation, stock option, stock appreciation right, phantom stock or stock purchase benefits, or (iv) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA). Section 3.19 of the Disclosure Schedule sets forth all Plans by name and brief description identifying: (i) the type of Plan, (ii) the funding arrangements for the Plan, (iii) the sponsorship of the Plan, and (iv) the participating employers in the Plan.

          (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all Plans comply with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made on the books and records of Seller or Parent for all future contribution obligations; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code). All benefits under the Plans are payable either through a fully-funded trust or an insurance contract and no Plan is self-funded.

          (c) Buyer has received true and complete copies of (i) all Plan documents, including related trust agreements or funding arrangements; (ii) the most recent determination letter, if any, received by Seller or Parent, as applicable, from the IRS regarding the Plans and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter; (iii) the most recent financial statements for the Plans; (iv) the most recently prepared actuarial valuation reports; (v) current summary plan descriptions; (vi) annual returns/reports on Form 5500 and summary annual reports for each of the most recent three plan years; (vii) any filings with the IRS or the Department of Labor ("DOL") within the last five years preceding the date of this Agreement; and (viii) any material correspondence to or from the IRS or DOL within the last three years preceding the Closing Date in connection with any Plan. Nothing has occurred that could adversely affect the qualification of the Plans and their related trusts.

          (d) Neither Seller nor Parent maintains or contributes to (and has never contributed to) any multi-employer plan, as defined in Section 3(37) of ERISA. Neither Seller nor Parent has actual or potential liabilities under Title IV of ERISA, including under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. Neither Seller nor Parent has actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth under the caption referencing this Section 4.21 in the Disclosure Schedule and (ii) health care continuation benefits described in Section 4980B of the Code.

          (e) Neither Seller, Parent nor any of their directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject Seller, Parent, Buyer, Buyer's subsidiaries or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

          (f) Neither Seller nor Parent has incurred any liability for any tax or civil penalty or any disqualification of any Plan imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

          (g) There are no other trades or businesses, whether or not incorporated, which, together with Seller or Parent, would be deemed to be a "single employer" within the meaning of Section 414(b), (c) or (m) of the Code.

          (h) Except with respect to Taxes on benefits paid or provided, no Tax has been waived or excused, has been paid or is owed by any person (including, but not limited to, any Plan, any Plan fiduciary, Seller or Parent) with respect to the operations of, or any transactions with respect to, any Plan. No action has been taken by Seller or Parent, nor has there been any failure by Seller or Parent to take any action, nor is any action or failure to take action contemplated by Seller or Parent (including all actions contemplated under this Agreement), that would subject any person or entity to any liability or Tax imposed by the IRS or DOL in connection with any Plan. No reserve for any Taxes has been established with respect to any Plan by Seller or Parent nor has any advice been given to Seller or Parent with respect to the need to establish such a reserve.

          (i) There are no (i) legal, administrative or other proceedings or governmental investigations or audits, or (ii) complaints to or by any governmental entity, which are pending, anticipated or, to the best knowledge of Seller or Parent, threatened, against any Plan or its assets, or against any Plan fiduciary or administrator, or against Seller, Parent or their officers or employees with respect to any Plan.

          (j) There are no leased employees, as defined in Section 414(n) of the Code, that must be taken into account with respect to the requirements under Section 414(n)(3) of the Code.

          (k) Each Plan may be terminated directly or indirectly by Seller or Parent, as applicable, in its sole discretion, at any time after the Closing Date in accordance with its terms, without causing the Buyer or any of its subsidiaries to incur any liability to any person, entity or government agency for any conduct, practice or omission of Seller or Parent which occurred prior to the Closing Date, except for liabilities to and the rights of the employees thereunder accrued prior to the Closing Date, or if later, the time of termination, and except for continuation rights required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable law.

     3.20 Insurance. Seller has at all times maintained insurance relating to the Assets and operations of the Business and covering property, fire, casualty, liability, life, workmen's compensation, and all other forms of insurance customarily obtained by businesses in the same industry. Such insurance: (a) is in full force and effect; (b) is sufficient for compliance in all material respects with all requirements of applicable law and of any contract or agreement to which Seller is subject; (c) is valid, outstanding, and enforceable; and (d) insures against risks of the kind customarily insured against and in amounts customarily carried by businesses similarly situated and provides adequate insurance coverage for the activities of Seller.

     3.21 Affiliate Transactions. Other than pursuant to this Agreement or as described in the Disclosure Schedule under the caption referencing this Section 3.21, no officer, director, employee or shareholder of record holding more than 2% of the outstanding capital stock of either of Seller or Parent or any member of the immediate family of any such officer, director, employee or shareholder, or any entity in which any of such persons owns any beneficial interest (other than any publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with Seller or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the Business (other than ownership of capital stock of the Parent). Except as described in the Disclosure Schedule under the caption referencing this Section 3.21, none of the insiders has any direct or indirect interest in any competitor, supplier or customer of Seller or in any person, firm or entity from whom or to whom Seller leases any property, or in any other person, firm or entity with whom Seller transacts business of any nature. For purposes of this
Section 3.21, members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director or employee. All agreements and transactions between Seller and any insider were made for bona fide business purposes on terms no less favorable than could be obtained from an unaffiliated third party.

     3.22 Carriers. Under the caption referencing this Section 3.22, the Disclosure Schedule (i) lists all carriers with whom Seller has conducted business exceeding $10,000 in amount during the eleven-month period ended May 31, 1999, and sets forth opposite the name of each such carrier the dollar amount of transportation purchased by Seller for such period and (ii) sets forth all discount programs or agreements, oral or written, currently in place with all such carriers. Since July 1, 1998, no such carrier has (i) indicated that it will stop or decrease the rate of business done with Seller except for changes in the ordinary course of Seller's business consistent with past practices or
(iii) has given any notice, oral or written, to Seller regarding any possible future rate increases.

     3.23 Compliance with Laws; Permits.

          (a) Each of Seller, Parent and their respective officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements including, without limitation, those pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which materially affect the Business, the Assets or the Real Property and to which Seller or Parent may be subject. No claims have been filed against either Seller or Parent alleging a violation of any such laws, regulations or other requirements. There are no pending or, to the best knowledge of Seller or Parent, threatened actions to change the zoning or building ordinances or any other laws, rules, regulations or ordinances affecting the Real Property. Neither Seller nor Parent is relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Buyer after the Closing Date.

          (b) Seller has, in full force and effect, all authorizations, licenses, permits and certificates, from federal, state, local and foreign authorities necessary to conduct the Business and own and operate the Assets (other than Environmental Permits, as such term is defined in Section 3.24(c)) (collectively, the "Permits"). A true, correct and complete list of all the Permits is set forth in the Disclosure Schedule under the caption referencing this Section 3.23. Seller has conducted its business in compliance with all material terms and conditions of the Permits.

          (c) Neither Seller nor Parent has made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder Seller or Parent in connection with any actual or proposed transaction.

     3.24 Environmental Matters.

          (a) As used in this Section 3.24, the following terms shall have the following meanings:

               (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any Environmental Laws including, without limitation, any asbestos and asbestos-containing material, lead paint, urea formaldehyde, radon, PCBs, petroleum, petroleum hydrocarbons, benzene, toluene and other products based on or derived from petroleum.

               (ii) "Environmental Laws" means all applicable foreign, federal, state and local laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment, human health or safety or Hazardous Materials.

               (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

               (iv) "Environmental Claim" shall mean any claim, action, cause of action, investigation or written notice by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence or Release of any Hazardous Material at any location, whether or not owned or operated by Seller or Parent.

          (b) Seller, with respect to the Business and the Real Property, is and has been in compliance, in all material respects, with all Environmental Laws. No violation of any Environmental Law now exists or has ever existed for which Seller or Parent remains in violation; no notice of violation or any alleged violation has been issued by any governmental authority and there are no pending investigations involving Seller or the Real Property.

          (c) Seller has obtained, and maintained in full force and effect, or, has applied for, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct the Business and to own or operate the Assets, including the Real Property (collectively, the "Environmental Permits"). Seller has conducted the Business in compliance with all material terms and conditions of the Environmental Permits. Seller has filed all reports and notifications required to be filed under and pursuant to all Environmental Laws. Seller has no reason to believe that Environmental Permits applied for will not be granted or renewed in the ordinary course of business or that any grant or extension would limit future operations in a manner that would have a material adverse effect on the Business.

          (d) No Hazardous Materials have been generated, treated, contained, handled, located, used, manufactured, processed, buried, incinerated, deposited, stored, or released on, under or about any part of the Real Property, except in de minimis amounts and only then when handled, stored and transported in compliance, in all material respects, with applicable Environmental Laws. No aboveground or underground storage tanks are located on, under or about the Real Property, or have been located on, under or about the Real Property and then subsequently been removed or filled. If any such storage tanks exist on, under or about the Real

     Property, such storage tanks have been duly registered with all appropriate governmental entities and are otherwise in compliance with all Environmental Laws.

          (e) No Environmental Claim has been asserted or assessed against Seller or Parent or the Real Property, and Seller has not received notice alleging in any manner that Seller is or might be potentially responsible for any Release of Hazardous Materials, or any costs arising under or due to a violation of Environmental Laws.

          (f) Neither Seller nor the Real Property is or has been listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites (the "National Priorities List"), or any other list, schedule, law, inventory or record of hazardous or solid waste sites maintained by any federal, state or local agency.

          (g) Seller has disclosed and delivered to Buyer a copy of each Environmental Permit and copies of all environmental reports and investigations which Seller has obtained, ordered or is aware of with respect to the Business or the Real Property. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not affect the validity of, or require the transfer of, any Environmental Permits, and will not require notification, legislation, reporting, filing, investigation or remediation under any Environmental Laws.

          (h) No part of the Business or the Real Property has been used as a landfill, dump or other disposal, storage, transfer, handling or treatment area for Hazardous Materials, or as a gasoline service station or a facility for selling, dispensing, storing, transferring, disposing or handling petroleum and/or petroleum products.

          (i) No lien has been attached or filed against Seller or the Real Property in favor of any governmental or private entity for (i) any liability or imposition of costs under or violation of any applicable Environmental Law, or (ii) any Release of Hazardous Materials.

          (j) All of the Real Property is served by sanitary sewers and municipal water service and there are no septic tanks or wells located on any of the Real Property.

          (k) The storage, transportation, handling, use or disposal, if any, by Seller of Hazardous Materials on or under the Real Property and/or disposal elsewhere, if any, of Hazardous Materials and other materials and substances generated on or from the Real Property is currently, and at all times has been, in compliance in all material respects with all Environmental Laws. Seller has not transported or arranged for the transportation of any Hazardous Materials or other material or substances to any location which is: (i) listed on the National Priorities List; or
     (ii) listed for possible inclusion on the National Priorities List, in CERCLA or on any similar state list.

          (l) Seller and Parent, on their own behalf and on behalf of their successors and assigns, hereby waive, release and agree not to bring any claim, demand, cause of action or proceeding, including without limitation any cost recovery action, against Buyer or its affiliates under any Environmental Law which relates to events or circumstances caused before the Closing Date.

          (m) No expenditure will be required in order for Buyer to comply with any Environmental Laws in connection with the Business or the Real Property.

     3.25 Brokerage. Except for the fee payable to Gerard Klauer Mattison & Co., Inc., which will be borne by Parent, no third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of either Seller or Parent.

     3.26 Disclosure. Neither this Agreement nor any of the financial statements referred to in Section 3.06, taken as a whole, (a) contain any untrue statement of a material fact regarding Seller or Parent, their respective business, the Real Property or any of the other matters dealt with in this Article III relating to Seller or Parent or the transactions contemplated by this Agreement, or (b) omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which has not been disclosed to Buyer in this Agreement and the financial statements referred to in Section 3.06, of which Seller or Parent are aware which materially affects adversely or could reasonably be anticipated to materially affect adversely the Business, including operating results, Assets, customer relations, employee relations or business prospects.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                                      BUYER

     Buyer hereby represents and warrants to Seller and Parent that:

     4.01 Incorporation and Corporate Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

     4.02 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action of Buyer's management and Board of Directors, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Buyer, and this Agreement constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms.

     4.03 No Breach. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of Buyer, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Certificate of Incorporation or Bylaws of Buyer or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Buyer is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which Buyer is subject.

     4.04 Governmental Authorities; Consents. Buyer is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

     4.05 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

                                    ARTICLE V

                                    COVENANTS

     5.01 Conduct of the Business. In connection with the Assets or the Business, Seller agrees, and Parent agrees to cause Seller, to observe each term set forth in this Section 5.01 and agrees that, from the date of this Agreement until the Closing Date, unless otherwise consented to by Buyer in writing or expressly contemplated herein:

          (a) The Business shall be conducted only in, and Seller shall not take any action or enter into any contract or agreement except in, the ordinary course of its business, on an arm's-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Seller's past practices;

          (b) Except as contemplated by this Agreement or with the prior written consent of Buyer, Seller shall not, and Parent agrees to cause Seller to not, directly or indirectly, do or permit to occur any of the following insofar as they relate to the Business or the Assets:

               (i) sell, pledge, lease, license, dispose of or encumber any of the Assets, except in the ordinary course of business consistent with past practices;

               (ii) amend or propose to amend its articles of incorporation or bylaws;

               (iii) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof;

               (iv) incur, assume or guarantee any indebtedness for borrowed money or issue any debt securities, except the borrowing of working capital in the ordinary course of business consistent with past practices, incur any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), or create, assume or incur any lien, claim, encumbrance or other charge on any Asset, other than in the ordinary course of business consistent with past practices;

               (v) accelerate or defer the payment of undisputed accounts payable or other accrued expenses owed to trade creditors or other third parties having business relationships with Seller;

               (vi) accelerate, beyond the normal collection cycle, or defer collection of accounts receivable, manufacturers' rebates, promotional allowances and other receivables;

               (vii) enter into or propose to enter into, or modify or propose to modify, any Lease or exercise or waive any option, or consent to any modification, act or omission by any landlord requiring tenant's consent under any Lease;

               (viii) enter into or propose to enter into or modify or propose to modify any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 5.01(b);

               (ix) accelerate or defer the construction of improvements at any of the locations of its business;

               (x) accelerate or defer the purchase of fixtures, equipment, leasehold improvements, vehicles, other items of machinery and equipment and other capital expenditures; or

               (xi) amend or modify its historical accounting practices (including, but not limited to, with respect to the treatment of "unsettled trips").

          (c) Seller shall not, and Parent agrees to cause Seller to not, directly or indirectly:

               (i) enter into or modify any employment, severance, change in control or similar agreements or arrangements with, or grant any bonuses, salary increases, severance, change in control or termination pay to, any officers or directors or consultants; or

               (ii) take any action with respect to the grant of any bonuses, salary increases, severance, change in control or termination pay, or with respect to any increase of benefits payable in effect on the date hereof, except for wage increases not in excess of 5% granted to non-officer employees in the ordinary course of business and consistent with past practice.

          (d) Seller shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director or consultant;

          (e) Seller shall not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

          (f) Seller shall:

               (i) use its best efforts to preserve intact the organization and goodwill of the Business, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, customers and others having business relationships with Seller in connection with the Business;

               (ii) confer on a regular and frequent basis with representatives of Buyer to report operational matters and the general status of ongoing operations with respect to the Business;

               (iii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue or inaccurate at the Closing;

               (iv) promptly notify Buyer of any emergency or other change in the normal course of the Business or in the operation of the properties of the Business and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of it or to its ability to consummate the transactions contemplated by this Agreement; and

               (v) promptly notify Buyer in writing if Seller shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue in any material respect;

          (g) Seller shall file (or cause to be filed), on or prior to the due date, all Returns, including all returns and reports relating to the Plans, for all Tax periods ending on or before the Closing Date (all Returns described in this Section 5.01(g) and any schedules to be included therewith shall be prepared on a basis consistent with those prepared for prior Tax periods); provided, however, that Seller shall not file any such Returns, or other Returns, elections, claims for refund or information statements with respect to any liabilities for Taxes (other than federal, state or local sales, use, withholding or employment tax returns or statements) for any Tax period, or consent to any adjustment or otherwise compromise or settle any matters with respect to Taxes, without the prior written consent of Buyer, which may be withheld or granted in its sole and absolute discretion; Seller shall provide Buyer with a copy of appropriate workpapers, schedules, drafts and final copies of each federal and state income Return or election of Seller at least twenty (20) days before filing such Return or election and shall reasonably cooperate with any request by Buyer in connection therewith;

          (h) Neither Seller nor any of its Tax Affiliates shall (i) make or rescind any express or deemed election or take any other discretionary position relating to Taxes, (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal income Returns for the taxable year ended June 30, 1998;

          (i) Seller shall perform any act referenced by (or omit to perform any act which omission is referenced by) the terms of Section 3.09; and

          (j) Seller shall not authorize, recommend, propose or announce an intention to do any of the foregoing actions proscribed by this Section 5.01, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing actions.

     5.02 Consent of Stockholders.

          (a) Parent shall take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to secure the consent of stockholders entitled to vote thereon required by Delaware Law to adopt and approve this Agreement, including, if necessary, the calling of a special meeting of its stockholders (the "Special Meeting").

          (b) As promptly as practicable after the execution of this Agreement, Parent shall cause to be prepared a proxy statement, and a form of proxy, in connection with the vote of Parent's stockholders with respect to the transactions contemplated in this Agreement (such proxy statement, together with any amendments thereof or supplements, being the "Proxy Statement"). Each of Buyer and Parent shall furnish all information concerning it as the other may reasonably request in connection with such action. As promptly as practicable after the Proxy Statement shall have been prepared and cleared with the SEC staff, Parent shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include the recommendation of Parent's Board of Directors in favor of the sale of the Assets to Buyer.

          (c) Each party to the Agreement hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates, and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities laws) in the Proxy Statement, (ii) agrees to use its reasonable efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in such Proxy Statement (provided that reasonable efforts, as used herein and elsewhere in this Agreement, shall not include expending money other than as is customary for professional advisors and reasonable expenses) and (iii) agrees to cooperate, and agrees to use its reasonable efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, by applicable securities laws to be disclosed in any such Proxy Statement.

     5.03 Access to Books and Records. Between the date hereof and the Closing Date, Seller shall afford to Buyer and its authorized representatives ("Buyer's Representatives") full access at all reasonable times during normal business hours and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of the Business and the work papers of Seller or Parent's independent accountants, relating to work done by such accountants, with respect to Seller (insofar as the work relates to the Business or Assets) for each of the fiscal years ended June 30, 1998, June 30, 1997 and June 30, 1996 (and prior years if requested) and otherwise provide such assistance as is reasonably requested by Buyer in order that Buyer may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the Business and the Assets. In addition, Seller and its officers and directors shall cooperate fully (including providing introductions where necessary) with Buyer to enable Buyer to contact such third parties, including landlords, lenders, agencies, customers, carriers or suppliers of Seller, as Buyer deems reasonably necessary to complete its due diligence.

     5.04 Regulatory Filings. As promptly as practicable after the execution of this Agreement, Seller shall make or cause to be made all filings and submissions under any laws or regulations applicable to the Business for the consummation of the transactions contemplated herein. Seller will coordinate and cooperate with Buyer in exchanging such information, will not make such filing without providing to Buyer a final copy thereof for its review and consent at least two full business days in advance of the proposed filing and will provide such reasonable assistance as Buyer may request in connection with all of the foregoing.

     5.05 Conditions. Seller shall take all commercially reasonable actions necessary or desirable to cause the conditions set forth in Section 6.01 to be satisfied. Buyer shall take all commercially reasonable actions necessary or desirable to cause the conditions set forth in Section 6.02 to be satisfied.

     5.06 Updating of Schedules. Between the date of this Agreement and the Closing Date, Seller shall deliver to Buyer an updated Disclosure Schedule to reflect any material changes in the schedules delivered to Buyer hereunder. No disclosure by Seller pursuant to this

Section 5.06, however, shall be deemed to amend or supplement the Disclosure Schedule or limit any of the pre-Closing or post-Closing remedies of Buyer, if any, for breaches of representations, warranties or covenants related to any changes to the schedules after the date hereof.

     5.07 Consents and Approvals. Seller and Parent shall, at their expense, obtain, or cause to be obtained, each consent and approval necessary in order that the transactions contemplated herein shall not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Assets pursuant to the provisions of any lease or other agreement, arrangement or undertaking of or affecting Seller or any license, franchise or permit of or affecting Seller, in all such cases in which failure to obtain such consent or approval would or might cause a material adverse effect on the Assets or the Business.

     5.08 No Negotiations. Neither Seller nor Parent shall, directly or indirectly, through any officer, director, shareholder, agent or otherwise (a) solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, Seller or other similar transaction or business combination involving Seller, or (b) participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Seller and Parent shall promptly notify Buyer if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Buyer with such information regarding such proposal, offer, inquiry or contact as Buyer may request.

     5.09 UCC Searches. Buyer shall, at its expense, obtain reports of UCC searches as to Seller and Parent, made of the Uniform Commercial Code records in the state of New York and federal and state tax lien searches as to each of Seller and Parent for all business locations thereof. Seller and Parent, at their own expense, shall cause Seller and Parent to secure a release of all liens disclosed by such searches, other than those consented to by Buyer in its sole discretion.

     5.10 Continued Employment; Employment Agreements.

          (a) Seller and Parent shall use reasonable efforts to encourage the Dedicated Employees to remain with the Business after Closing. Buyer will offer employment to the Dedicated Employees as of the Closing Date, with the understanding that such employment shall be at-will for all employees other than those who enter employment agreements with Buyer specifically providing for a term of employment. Seller or Parent shall transfer all personnel files related to the Dedicated Employees who have accepted employment with Buyer to Buyer at Closing, including all original documents. Personnel files means any documents maintained by Seller or Parent regarding Dedicated Employees, including but not limited to, employee I-9 forms. Seller will have the right to make copies of such files before making such transfer.

          (b) At or prior to Closing, Buyer or an appropriate subsidiary shall enter into an employment agreement with each of Timothy Lepper and Wayne Parry (the "Key Employees"), with three-year terms and containing reasonable and customary language mutually acceptable to the contracting parties regarding compensation, noncompetition and nonsolicitation, each of which shall have been approved by Buyer and shall become effective at the Closing. Each Key Employee shall have, pursuant to a written agreement or instrument signed by such Key Employee, agreed to terminate, effective at the Closing, any other agreement between Seller or Parent and the Key Employee affecting the Key Employee's employment by Seller or Parent and agreed to release Seller or Parent from any further compensation, bonus, incentive or severance payments relating thereto (except for an agreement to provide services necessary for the liquidation and dissolution of Seller as set forth in an Amendment and Termination of Employment Agreement between Seller and Timothy Lepper and Wayne Parry, a copy of which has been delivered to Buyer. Prior to Closing, Buyer or an appropriate subsidiary shall enter into Buyer's standard employment/nonsolicitation agreement with certain select employees of Seller mutually agreed upon by Buyer and Seller.

     5.11 Employee Benefit Plans. Seller and Parent acknowledge that the Assets being purchased and assumed liabilities do not include the Plans. Seller and/or Parent shall take all action necessary or required to terminate or amend, if requested by Buyer and permitted by law, all Plans on or before the Closing Date. Buyer shall recognize past employment service with Seller only for Dedicated Employees accepting employment with Buyer on the Closing Date for all purposes under the following plans: (i) Robinson Companies Retirement Plan; (ii) C.H. Robinson Worldwide, Inc. 1997 Employee Stock Purchase Plan; (iii) Robinson Companies Voluntary Employees' Beneficiary Association; (iv) C.H. Robinson Company Group Long Term Disability Plan; (v) C.H. Robinson Group Short Term Disability Plan; (vi) C.H. Robinson Company Group Life Plan; (vii) C.H. Robinson Comprehensive Major Medial Health Care Plan; (viii) C.H. Robinson, Inc. Flexible Spending Account Plan; and (ix) C.H. Robinson Travel Accident and Dismemberment Plan.

     5.12 Tax Audits. In the event of a tax audit or other similar proceeding involving the transactions contemplated by the terms of this Agreement and any of Seller, Parent or Buyer, the parties not subject to such audit or proceeding shall cooperate with the party subject to such audit or proceeding (the "Audited Party") in such a manner and to such an extent as is reasonably requested by the Audited Party, including reasonable access during normal business hours to books and records directly relating to the Assets or Business. The Audited Party shall pay all reasonable expenses incurred by such cooperating party. Neither Seller nor Parent shall consent to any adjustment or otherwise compromise or settle any matters with respect to any Taxes resulting from the transactions contemplated by this Agreement, without the prior written consent of Buyer, which will not be unreasonably withheld; provided, however, that Buyer, in its sole discretion, may notify Seller or Parent, as applicable, that any such compromise or consent must be immediately terminated, in which case the Seller or Parent's obligation to make indemnity payments hereunder with respect to asserted tax liability shall thereupon terminate. Buyer shall not consent to any adjustment or otherwise compromise or settle any matters with respect to any Taxes resulting from the transactions contemplated by the terms of this Agreement which create, impose or potentially create or impose any Tax liability on Seller, without Seller's prior written consent, which will not be unreasonably withheld.

     5.13 Noncompetition Covenant. During the five-year period commencing on the Closing Date, neither Seller nor Parent and their officers, directors, principal shareholders or affiliated entities shall directly or indirectly engage in any business activities that are competitive with the Business prior to the consummation of the transactions contemplated hereby or the business of Buyer or any of its subsidiaries and/or its affiliates. Seller and Parent understand that Buyer would not have agreed to purchase the Assets without having received this noncompetition covenant from Seller and Parent, and Seller and Parent acknowledge that they have entered into this noncompetition covenant as a material inducement to Buyer to consummate the transactions contemplated hereby.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

     6.01 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) The representations and warranties set forth in Article III shall be true and correct in all respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by Seller of discoveries, events or occurrences arising on or after the date hereof), except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date.

          (b) Seller shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by them under this Agreement prior to the Closing Date.

          (c) Parent's stockholders shall have approved this Agreement and the transactions contemplated hereby.

          (d) Seller shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Assets pursuant to the provisions of, any lease, agreement, arrangement or undertaking of or affecting Seller or any license, franchise or permit of or affecting Seller, regardless of whether assigned to Buyer pursuant to
     Section 6.01(f), in all such cases in which failure to obtain such consent approval would or might cause a material adverse effect on the Assets on the Business.

          (e) All other material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained.

          (f) Seller shall have assigned to Buyer the agreements and permits specified in the Disclosure Schedule under the captions referencing Sections 3.14 and 3.23 (except as otherwise noted thereon).

          (g) There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking (A) to prohibit direct or indirect ownership or operation by Buyer of all or a material portion of the Assets, (B) to subject the Assets to any lien, charge, encumbrance or other equitable claim, or (C) to compel Buyer or any of its subsidiaries to dispose of or to hold separately all or a material portion of the business or assets of Buyer and its subsidiaries, as a result of the transactions contemplated hereby, (iii) seeking to invalidate or render unenforceable any material provision of this Agreement, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

          (h) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.01(g).

          (i) Buyer shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to Buyer as of the date of this Agreement regarding the Business or Assets which is, individually or in the aggregate with other such facts and circumstances, materially adverse to the value of the Business or Assets.

          (j) There shall have been no damage, destruction or loss of or to any property or properties owned or used by Seller, whether or not covered by insurance, which, in the aggregate, has, or would be reasonably likely to have, a material adverse effect on Seller.

          (k) Buyer shall have received pre-acquisition reports from its employees, engineers, environmental consultants, surveyors, accountants, legal counsel and other experts as Buyer shall determine regarding (i) UCC searches referred to in Section 5.09, and (ii) Buyer's due diligence review, which reports are in all respects fully satisfactory to Buyer, in its sole and absolute discretion, on any of the following matters: compliance in all material respects by Seller with their representations, warranties and covenants contained in this Agreement, verification of the title and physical condition of the Assets with all applicable laws, rules and regulations, and satisfactory reports with respect to all environmental matters.

          (l) Seller shall have delivered to Buyer pay-off letters and releases from all creditors (including, but not limited to, HSBC Bank USA) indicating the full release of any claims against the Assets upon payment in full at the Closing of amounts due or to become due to such creditors (and commitments from such creditors to file UCC-3s, if applicable, immediately upon Closing).

          (m) At the Closing, Seller shall have delivered (or caused to be delivered) to Buyer all of the following:

               (i) Certificates of an authorized officer of each of Seller and Parent, dated the Closing Date, stating that the conditions precedent set forth in subsections (a), (b) and (c) above have been satisfied.

               (ii) Copies of the third party and governmental consents, approvals and other documents referred to in subsections(d), (e) and
          (f) above or elsewhere herein.

               (iii) Certificates of Good Standing from the Secretaries of State of the State(s) evidencing the good standing of each of Seller and Parent in each such jurisdiction where such entity engages in the Business, each dated within a reasonable period of the Closing Date.

               (iv) Copies of employment and noncompetition agreements executed by the Key Employees and the selected employees referred to in section 5.10, if any, in the forms of Exhibit 6.01(m)(iv)(1) and Exhibit 6.01(m)(iv)(2).

               (v) The Omnibus Assignment, Conveyance and Bill of Sale and such other instruments of conveyance, transfer, assignment and delivery as Buyer shall have reasonably requested;

               (vi) The opinion of Adair Law Firm, counsel for Seller and Parent, substantially in the form attached hereto as Exhibit 6.01(m)(vi).

               (vii) A copy of the text of the resolutions adopted by the board of directors and stockholders of Seller and Parent authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement; along with certificates executed on behalf of Seller and Parent, by their corporate secretaries, certifying to Buyer that such copy is a true, correct and complete copy of such resolutions, and that such resolutions were duly adopted and have not been amended or rescinded; and

               (viii) Such other certificates, documents and instruments as Buyer reasonably requests related to the transactions contemplated hereby.

          (n) Buyer shall have received an Environmental Indemnification Agreement, on terms satisfactory to Buyer, from Timothy Lepper and Wayne Parry.

     6.02 Conditions to Seller's Obligations. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) The representations and warranties set forth in Article IV will be true and correct in all respects at and as of the Closing as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

          (b) Buyer shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

          (c) All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained;

          (d) There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to invalidate or render unenforceable any material provision of this Agreement, or (iii) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

          (e) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.02(d);

          (f) At the Closing, Buyer shall have delivered (or caused to be delivered) to Seller (i) a certificate of an authorized officer of Buyer, dated the Closing Date, stating that the conditions precedent set forth in Sections 6.02(a) and 6.02(b) have been satisfied, (ii) a copy of the text of the resolutions adopted by the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement, along with a certificate, executed on behalf of Buyer by its corporate secretary, certifying to Seller that such copy is a true, correct and complete copy of such resolutions, and that such resolutions were duly adopted and have not been amended or rescinded, and (iii) the opinion of the General Counsel of Buyer, substantially in the form attached hereto as
     Exhibit 6.02(f).

                                   ARTICLE VII

                                   TERMINATION

     7.01 Termination. This Agreement may be terminated at any time after the execution hereof and prior to the Closing:

          (a) by the mutual written consent of Buyer and Seller;

          (b) by Buyer or Seller if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement; provided, however, that Buyer or Seller shall have five (5) days to cure any breach of a covenant upon receipt of notice of such breach of a covenant by another party hereto;

          (c) by either Buyer or Seller if the transactions contemplated hereby have not been consummated by August 31, 1999; provided that neither Buyer nor Seller will be entitled to terminate this Agreement pursuant to this
     Section 7.01(c) if such party's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby;

          (d) by Buyer if, after the date hereof, there shall have been a material adverse change in the Business, the Assets, condition (financial or otherwise) or prospects of the Business or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change.

     7.02 Effect of Termination. In the event of termination of this Agreement by either Buyer or Seller as provided in Section 7.01, this Agreement shall become void and there shall be no liability on the part of Buyer, or Seller, or their respective stockholders, officers or directors; provided, however, that upon such a termination, Sections 10.01, 10.02, 10.05 and 10.10 shall survive indefinitely, and the Confidentiality Agreement dated October 26, 1998 between Seller and Buyer (the "Confidentiality Agreement") shall continue to be effective in accordance with its terms.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

     8.01 Reliance and Survival of Representations and Warranties. Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, each party shall be deemed to have relied on the representations, warranties and covenants of the other parties and the representations and warranties contained in Article III and Article IV shall survive the Closing in accordance with the terms of this Article VIII. The provisions of Article II and the covenants of the parties contained in this Agreement shall survive Closing according to their respective terms.

     8.02 Indemnification by Seller and Parent. Subject to the limitations of
Section 8.05, Seller and Parent, jointly and severally, agree to indemnify in full, defend and hold harmless Buyer and its officers, directors, employees, agents and stockholders (collectively, the "Buyer Indemnified Parties") against any loss, liability, deficiency, damage, Tax, expense or cost (including reasonable legal fees and expenses) (collectively, "Losses"), whether or not actually incurred or paid prior to the expiration of the indemnification obligation of Seller hereunder, which the Buyer Indemnified Parties may suffer, sustain or become subject to, as a result of any of the following:

          (a) any misrepresentation in any of the representations and warranties of Seller and Parent contained in this Agreement (as modified by the Disclosure Schedule but without giving effect to any written update to the Disclosure Schedule as required by Section 5.06).

          (b) any breach of, or failure to perform, any agreement or covenant of Seller or Parent contained in this Agreement;

          (c) any Claim (as defined in Section 8.04(a)) or threatened Claim against the Buyer Indemnified Parties that arises in connection with the actions or inactions of either of Seller or Parent with respect to the Business prior to the Closing Date;

          (d) any action brought or claim made by any third party alleging personal injury, death or other damage caused by the services provided by Seller on or before the Closing Date without regard to when the event, occurrence, continuance, injury or condition giving rise to such action or claim shall occur; or

          (e) Taxes attributable to other members of an affiliated group (as defined in Section 1504(a) of the Code or any analogous provision under foreign, state or local law) to which Seller has belonged prior the Closing Date attributable to any Tax period.

     8.03 Indemnification by Buyer. Subject to the limitations of Section 8.05, Buyer agrees to indemnify in full, defend and hold harmless each of Seller and Parent against any Losses, whether or not actually incurred or paid prior to the expiration of indemnification obligation of Buyer hereunder, which Seller or Parent may suffer, sustain or become subject to as a result of any of the following:

          (a) Any misrepresentation in any of the representations and warranties of Buyer contained in this Agreement;

          (b) Any breach of, or failure to perform, any agreement or covenant of Buyer contained in this Agreement;

          (c) Any Claim or threatened Claim against Seller or Parent that arises solely in connection with the actions or inactions of Buyer with respect to the Business on or after the Closing Date.

     8.04 Method of Asserting Claims. As used herein, an "Indemnified Party" shall refer to a Buyer Indemnified Party, Seller or Parent, as applicable, and the "Indemnifying Party" shall refer to the party or parties hereto obligated to indemnify such Indemnified Party.

     (a) In the event that any Indemnified Party is named as a defendant or respondent in or party to any action or legal proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), then such Indemnified Party shall give the Indemnifying Party notice within five (5) business days of its receipt of notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall then be entitled to contest and defend such Claim; provided, that the Indemnifying Party acknowledges, in writing, its indemnification obligation with respect to such Claim under the terms of this
Article VIII within ten (10) business days of its receipt of the notice of such Claim. Notice of the intention so to contest and defend (the "Defend Notice") shall be given by the Indemnifying Party to the Indemnified Party within ten
(10) business days after its receipt of the Indemnified Party's notice of such Claim (but, in any event, at least ten (10) business days prior to the date that an answer to such Claim is due to be filed). If the Indemnifying Party fails to give the Defend Notice, then the Indemnified Party shall be entitled to undertake such defense and its reasonable costs and expenses (including, without limitation, attorney fees and expenses) shall be included in the Loss to be indemnified by the Indemnifying Party. If the Indemnifying Party elects to contest and defend a Claim, the Indemnified Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Indemnified Party reasonably determines that, because of a conflict of interest, the Indemnifying Party may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Indemnified Party elects to participate in such defense, the Indemnified Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Indemnified Party nor the

Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld or delayed. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or
(ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim involves anything other than money damages and which, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

     (b) In the event any Indemnified Party should have a claim for indemnification against any Indemnifying Party (whether such claim does not involve a Claim or involves a settled or resolved Claim for which the Indemnifying Party has not delivered the Defend Notice, or a Claim from which an Indemnified Party has suffered Losses by reason of the Indemnifying Party's failure to indemnify the Indemnified Party), the Indemnified Party shall deliver a notice of such claim to the Indemnifying Party, setting forth in reasonable detail the identity, nature and estimated amount of Losses (if reasonably determinable) related to such claim or claims, with reasonable promptness and in all events prior to the expiration of the Indemnifying Party's indemnification obligation hereunder. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such notice or fails to notify the Indemnified Party within thirty (30) days after its receipt of such notice whether it disputes the claim described in such notice, the Loss in the amount specified in the Indemnified Party's notice will be conclusively deemed a liability of the Indemnifying Party. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute and if not resolved through the negotiations of authorized officers within sixty (60) days after the delivery of the Indemnified Party's notice of such claim, such dispute shall be resolved fully and finally in Minneapolis, Minnesota by an arbitrator selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall resolve the dispute within thirty (30) days after selection and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction.

     (c) To the extent Seller or Parent are determined to be liable for Losses pursuant to Section 8.04(a) or 8.04(b) above, or if accounts receivable acquired as part of the Assets prove to be uncollectible during the Holdback Period, Buyer shall first offset such Losses and uncollectible accounts receivable against the Holdback Amount until the earlier of (i) the date such Holdback Amount has been completely depleted by such offsets, or (ii) the Holdback Termination Date, before proceeding directly against Seller and/or Parent for Losses in excess of the Holdback Amount.

          8.05 Limitations on Indemnification.

          (a) The representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of two years following the Closing. Notwithstanding the foregoing, the representations set forth in Section 3.13, 3.19 and 3.24, and the indemnification obligations of the Seller and Parent with respect thereto, shall survive the Closing for a period equal to the applicable statute of limitations, plus an additional six months thereafter. The covenants set forth in Section 5.12 shall survive the Closing for a period equal to the applicable statute of limitations, plus an additional six months thereafter. The Seller and Parent will be liable to the Buyer Indemnified Parties for any Losses only if the aggregate amount of all Losses claimed by the Buyer Indemnified Parties exceeds $50,000, in which case the Seller and Parent shall be obligated to indemnify the Buyer Indemnified Parties for the full amount of all Losses claimed by the Buyer Indemnified Parties.

     (b) Notwithstanding any provision herein to the contrary, no party's right to indemnification under this Article VIII shall be limited whatsoever by
Section 8.05(a) with respect to any action, proceeding, Loss or Claim arising out of or brought on the basis of fraud.

                                   ARTICLE IX

                                  DEFINED TERMS

     9.01 Defined Terms. The following terms shall have the meanings set forth in the sections referred to below:

         "Adjusted Pre-Tax Income"                            2.02(h)
         "Agreement"                                          Recitals
         "Annual Financial Statements"                        3.06
         "Audited Party"                                      5.12
         "Business"                                           Recitals
         "Buyer"                                              Recitals
         "Buyer Indemnified Parties"                          8.02
         "Buyer's Representatives"                            5.03
         "Claim"                                              8.04(a)
         "Closing"                                            2.04(a)
         "Closing Adjustment"                                 2.01(b)
         "Closing Date"                                       2.04(a)
         "Closing Date Statement"                             2.01(b)
         "Closing Purchase Price"                             2.01(a)
         "DOL"                                                3.19(c)
         "Dedicated Employees"                                3.18
         "Defend Notice"                                      8.04(b)
         "Disclosure Schedule"                                Article III
         "Earn-Out"                                           2.02(a)

         "Earn-Out Period"                                    2.02(a)
         "Earn-Out Statement"                                 2.02(b)
         "Environmental Claim"                                3.24(a)(iv)
         "Environmental Laws"                                 3.24(a)(ii)
         "Environmental Permits"                              3.24(c)
         "ERISA"                                              3.19(a)
         "Financial Statements"                               3.06
         "GAAP"                                               2.02(h)
         "Hazardous Materials                                 3.24(a)(i)
         "Indemnified Party"                                  8.04
         "Indemnifying Party"                                 8.04
         "Independent Accounting Firm"                        2.02(e)
         "Insider"                                            3.21
         "IRS"                                                3.13(h)
         "Latest Balance Sheets"                              3.06
         "Latest Financial Statements"                        3.06
         "Leases"                                             3.10(a)
         "Losses"                                             8.02
         "National Priorities List"                           3.24(f)
         "Objection Notice"                                   2.02(d)
         "Permits"                                            3.23(b)
         "Plan"                                               3.19(a)
         "Real Property"                                      3.10(a)
         "Release"                                            3.24(a)(iii)
         "Returns"                                            3.13(a)
         "Seller"                                             Recitals
         "Tax Affiliate"                                      3.13(a)
         "Taxes"                                              3.13(a)
         "Total Consideration"                                2.01(a)
         "Year 2000 Compliant"                                3.17

                                    ARTICLE X

                                  MISCELLANEOUS

     10.01 Press Releases and Announcements. Prior to the Closing Date, neither Buyer, Seller nor Parent shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the customers or suppliers of Seller or any other third parties without prior written approval of the other party hereto, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement or applicable law or any national stock exchange. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties. Neither Buyer, Seller nor Parent shall publicly disclose any confidential information of the other, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement or applicable law or any national stock exchange.

     10.02 Expenses. Except as expressly provided otherwise herein, the parties will pay all of their own expenses in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

     10.03 Further Assurances. Seller agrees that, on and after the Closing Date, it shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including, without limitation, putting Buyer in possession and operating control of the Assets and transferring all Permits to Buyer that are transferable.

     10.04 Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     10.05 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or mailed by first class mail, return receipt requested, or when sent by Federal Express or other overnight delivery service, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Buyer and Seller will, unless another address is specified in writing, be sent to the address indicated below:

         Notices to Buyer:

         C.H. Robinson Worldwide, Inc.
         Attn:  Owen P. Gleason, Esq.
         8100 Mitchell Road
         Eden Prairie, MN 55344-2248
         Facsimile: (612) 937-7809

         with a copy to:

         Dorsey & Whitney LLP
         Attn:  Michael J. McDonnell, Esq.
         220 South Sixth Street
         Minneapolis, MN  55402-1498
         Facsimile:  (612) 340-8827

         Notices to Seller:

         Vertex Transportation, Inc.
         119 Despatch Drive
         East Rochester, NY 14445
         Attn: Timothy Lepper
         Fax: (716) 381-5852

         with a copy to

         Adair Law Firm
         Attn: Don Adair
         30 Corporate Woods, Suite 280
         Rochester, NY 14623
         Fax: (716) 272-8280

     10.06 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto.

     10.07 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.08 Complete Agreement. This Agreement, including the exhibits and schedules hereto, and the Confidentiality Agreement contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

     10.09 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

     10.10 Governing Law. The internal law, without regard to the conflict of law principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

     10.11 Legal Force and Effect. This Agreement shall have no legal force or effect until all of the parties identified in the first paragraph above have executed and delivered a copy of this Agreement.

     (The balance of this page was intentionally left blank. Signature pages follow.)

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the day and year first above written.

                              C.H. ROBINSON COMPANY



                              By /s/ Greg Goven
                                 -------------------------------
                                  Its Senior Vice President



                              VERTEX TRANSPORTATION, INC.



                              By /s/ Wayne Parry
                                 -------------------------------
                                  Its President



                              COUNTRY WIDE TRANSPORT SERVICES, INC.



                              By /s/ Timothy Lepper
                                 -------------------------------
                                  Its President/CEO

                                                                       Exhibit D

                     PLAN OF LIQUIDATION AND DISSOLUTION OF
                      COUNTRY WIDE TRANSPORT SERVICES, INC.

     This Plan of Liquidation and Dissolution (the "Plan") of Country Wide Transport Services, Inc., a Delaware corporation (the "Company"), is intended to accomplish the complete liquidation and dissolution of the Company in accordance with the Delaware General Corporation Law and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

1. The Board of Directors has adopted this Plan and called a meeting of the Company's stockholders to take action on this Plan. If at said meeting of the Company's stockholders a majority of the outstanding Common Stock, par value $.10 per share (the "Common Stock"), of the Company votes for the adoption of this Plan, the Plan shall constitute the adopted Plan of the Company as of the date on which such stockholder approval is obtained (the "Adoption Date").

2. After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business and affairs, including the liquidation of its sole subsidiary Vertex Transportation, Inc. ("Vertex") , and distribute its assets in accordance with this Plan. In addition, no later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

3. From and after the Adoption Date, the Company shall complete the following corporate actions:

     (a) The Company shall sell substantially all of its operating assets held by Vertex to C.H. Robinson Company pursuant to an Asset Purchase Agreement dated June 21, 1999 and shall collect, sell, exchange or otherwise dispose of all of its remaining property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and its stockholders. In connection with such collection, sale, exchange and other disposition, the Company shall marshall its assets and collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company and Vertex which are not otherwise transferred to C.H. Robinson Company. As part of the foregoing, the Company shall liquidate and dissolve Vertex in a manner consistent with this Plan.

     (b) The Company shall pay or, as determined by the Board of Directors, make reasonable provision to pay, all claims and obligations of the Company and Vertex, including all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

     (c) The Company shall distribute pro rata to the Company's stockholders, all available cash including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making provision for the claims and obligations of the Company and Vertex. Such distribution may occur all at once, or in a series of distributions, and shall be in cash, in such amounts, and at such time or times, as the Board of Directors, in its absolute discretion, may determine. If and to the extent deemed necessary, appropriate, or desirable by the Board of Directors, in its absolute discretion, the Company may establish and set aside a reasonable amount (the "Contingency Reserve") to satisfy claims against the Company and Vertex, including, without limitation, tax obligations, and all expenses of the sale of the Company's property and assets, of the collection and defense of the Company's property and assets, and of the liquidation and dissolution provided for in this Plan. The Contingency Reserve may consist of cash and/or property.

4. The distributions to the Company's stockholders pursuant to Section 3 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the Company's stockholders, the Board of Directors, in its absolute discretion, may require stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors of the loss, theft, or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors ("Satisfactory Evidence and Indemnity"). As a condition to receipt of any final distribution to the Company's stockholders, the Board of Directors, in its absolute discretion, may require stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity.

     The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earlier to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, or (ii) the date on which the Company ceases to exist under the Delaware General Corporation Law (following any post-dissolution continuation period thereunder) and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

5. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder, or for any other reason, the distribution to which the stockholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction as is authorized by applicable law to receive the proceeds of the distribution. The proceeds of the distribution shall thereafter be held solely for the benefit of and for ultimate distribution to the stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distributions revert to or become the property of the Company.

6. Two years after the Adoption Date of this Plan, the Board of Directors, in furtherance of the liquidation and distribution of the Company's assets to the Company's stockholders, shall transfer to one or more liquidating trustees, for the benefit of the Company's stockholders (the "Trustees"), under a trust (the "Trust"), any assets of the Company which are (i) not reasonably susceptible to distribution to the Company's stockholders, including assets held on behalf of the Company's stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agents as hereinabove required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder or (ii) held as the Contingency Reserve.

     The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships, or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents, or representatives of the Company, to act as the Trustee or Trustees for the benefit of the Company's stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title, and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, the Trustees shall have the full power to liquidate, deal with, give receipt for and manage all of the property and assets conveyed to the Trustees by the Company, to the exclusion of the Company and its officers and directors, and any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to its stockholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustees shall be solely in their capacity as Trustees. The Company, subject to this Section 6 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate, or desirable. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of any such appointment and any such liquidating trust agreement as their act and as a part hereof as if herein written.

7. After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with the Delaware General Corporation Law.

8. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of the sale, exchange, or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange, or other disposition which are conditioned on adoption of this Plan.

9. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

10. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay to the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of the payment of any such compensation.

11. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and its by-laws and any contractual arrangements, for actions taken in connection with the Plan and the winding up of the affairs of the Company as well as for actions taken thereto fore. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary to cover the Company's obligations hereunder.

12. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Company's stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Company's stockholders to the extent permitted by the Delaware General Corporation Law.

13. The Board of Directors of the Company is hereby authorized, without further action by the Company's stockholders, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

                                                                       EXHIBIT E
CONFIDENTIAL

July 2, 1999            [HOULIHAN SMITH & COMPANY, INC. LETTERHEAD]

Board of Directors
Countrywide Transport Services, Inc.
119 Despatch Rd
East Rochester, NY  14445

Gentlemen:


We understand that Countrywide Transport Services, Inc., a Delaware corporation, ("CWTS"), and its wholly-owned subsidiary, Vertex Transportation, Inc., a New York corporation ("Vertex"), has executed a definitive asset purchase agreement ("Purchase Agreement") to sell substantially all of the operating assets and certain liabilities of Vertex to C.H. Robinson Company ("CH Robinson"), a Delaware corporation (the "Transaction"). Hereafter, CWTS and Vertex as the Seller in the Transaction shall be referred to collectively as CWTS. We have been informed by CWTS's senior management that CWTS's Board of Directors, its senior management, and the majority stockholder(s) of CWTS have all indicated their approval of the contemplated Transaction.

Pursuant to the Purchase Agreement, and as further described by management of CWTS, we understand that CWTS will sell for cash substantially all of its operating assets to CH Robinson and that, additionally, CH Robinson will be assuming certain liabilities of CWTS, subject to a Closing Adjustment based on Closing Book Value. We also understand that the Purchase Agreement provides for a twelve-month Earn-Out Period whereby CWTS may receive up to $500,000 additional remuneration. We understand that CWTS is required to obtain the approval of its stockholders as a condition to the Transaction.

We have been advised by senior management of the following matters: (1) that subsequent to the completion of the Transaction, CWTS and its affiliates will be liquidated; and (2) all remaining net assets of CWTS following the Transaction will be distributed to CWTS stockholders after satisfying any obligation(s) that CWTS may have for remaining liabilities.

You have requested our opinion as investment bankers as to whether the consideration to be paid by CWTS, pursuant to the Purchase Agreement, is fair to CWTS stockholders, from a financial point of view, as of the date hereof (the "Opinion"). For the purposes of the Opinion set forth herein, we have, among other things:

o Reviewed the financial terms of the Purchase Agreement dated June 21, 1999 among CWTS and CH Robinson;

o Reviewed various public filings of CWTS including Form 10Q for the period ending March 31, 1999;

o Reviewed certain publicly available information concerning the trading of, and the market for, CWTS stock;

o Compared CWTS from a financial point of view with certain other companies in the logistics and transportation industry that we deemed to be relevant. We also considered the financial terms, to the extent publicly available, of selected recent business combinations in these industries;

o Reviewed CWTS's audited financial statements, prepared by Hein & Associates LLP for the year ending June 30, 1998;

o Reviewed certain internal operating and financial information and projections relating to CWTS's business as forecasted by the management of CWTS for the twelve month period from July 1, 1998 to June 30, 1999;

o Reviewed the form of Employment Agreement attached as an exhibit to the Purchase Agreement and noted reasonableness of compensation and that the Employment Agreement contains a noncompetition covenant;

o Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

During our review, we relied upon and assumed, without independent verification, the accuracy, completeness and fairness of the financial and other information provided, and have further relied upon the assurances of CWTS management that they are unaware of any facts that would make the information provided to us to be incomplete or misleading for the purposes of this Opinion.

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. We are expressing no opinion as to the price at which CWTS common stock will actually trade at any time. We are also expressing no opinion as to the income tax consequences of the Transaction. Our Opinion does not address the relative merits of the Transaction, nor does it address the Board's decision to proceed with the Transaction. Our Opinion does not constitute a recommendation to any stockholder. We disclaim any obligation to advise the Board of CWTS or any person of any change in any fact or matter affecting our Opinion which may come or be brought to our attention after the date of this Opinion.

Houlihan Smith & Company, Inc. ("Houlihan"), a member of National Association of Securities Dealers, Inc., as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Houlihan will receive a non-contingent fee from CWTS relating to its services in providing this Opinion. In an engagement letter dated May 31, 1999, CWTS has agreed to indemnify Houlihan with respect to Houlihan's services as follows:

     If Houlihan or any person or entity associated with Houlihan becomes involved in any way in any legal or administrative proceeding related to the services performed hereunder or the report, CWTS will indemnify, defend and hold Houlihan and any such person and / or entity harmless from all damage and expenses (including reasonable attorney's fees and expenses and court costs) incurred in connection therewith, except to the extent that a court having jurisdiction shall have determined in a final judgement that such loss, claim, damage or liability resulted primarily from the gross negligence, bad faith, willful misfeasance, or reckless disregard of the obligations or duties of Houlihan hereunder.


Based on the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by CWTS is fair to its stockholders, from a financial point of view, as of the date hereof.

Very truly yours,
Houlihan Smith & Company, Inc.





Andrew D. Smith
President

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